Exhibit 10.6

COMMERCIAL LEASE BETWEEN

CANYON VILLAGE HUI, LLC, an Arizona limited liability company

AS LANDLORD

AND

YERBAE, LLC, a Delaware limited liability company

AS TENANT

18801 North Thompson Peak Parkway, Scottsdale, Arizona 85255

Suite D-380

COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

COMMERCIAL LEASE

THIS COMMERCIAL LEASE (this “Lease”) is made as of 10/05/2022 (the “Lease Date”) by and between CANYON VILLAGE HUI, LLC, an Arizona limited liability company (the “Landlord”), and YERBAE, LLC, a Delaware limited liability company (the “Tenant”).

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Article 1 below, subject to and in consideration of the terms, duties, obligations, covenants, conditions, rules and regulations, and special conditions set forth in this Lease.

ARTICLE 1

SPECIFIC LEASE PROVISIONS AND LIST OF EXHIBITS

The following provisions are included as part of this Lease:

PREMISES

Suite: Suite D-380 in the Building located at 18801 N Thompson Peak Parkway, Scottsdale AZ 85255 consisting of approximately 4,327 rentable square feet.

Premises Type and Permitted Use: General administrative office.

Submarket: Scottsdale Airpark.

TERM

Term: A total of thirty nine (39) Lease Months, plus any partial month from the Commencement Date to the end of the full calendar month in which the Commencement Date falls, subject to adjustment and earlier expiration as provided in this Lease.

Commencement Date: December 1, 2022.

Renewal Option. Tenant shall have one (1) option to renew this Lease for a period of thirty-six (36) months Lease Months, pursuant to the terms set forth in Exhibit “I”.

RENT

Base Rent: Tenant shall pay the amounts below as Base Rent:

SCHEDULE OF BASE RENT

MONTHS	PSF	MONTHLY	ANNUAL
12/1/2022-2/28/2023 (Abated)	$29.50 (Abated)	$10,637.21 (Abated)	$127,646.50 (Abated)
3/1/2023-11/30/2023	$29.50	$10,637.21	$127,646.50
12/1/2023-11/30/2024	$30.25	$10,907.65	$130,891.75
12/1/2024-11/30/2025	$31.00	$11,178.08	$134,137.00
12/1/2025-2/28/2026	$31.75	$11,448.52	$137,382.25

Rent Abatement. Payment of Base Rent will be conditionally abated during the period or periods in which Base Rent is designated as “Abated” in the Schedule of Base Rent above (the “Rent Abatement”). All other forms of Additional Rent will be payable during any period of Rent Abatement pursuant to the terms of the Lease. Rent Abatement is conditioned on Tenant’s full and timely performance of Tenant’s obligations under the Lease. If, at any time any default by Tenant occurs as defined in the Lease, the Lease is assigned, or the Premises are sublet, then the Rent Abatement shall immediately become null and void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord, the full amount of all Rent abated hereunder.

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

Prepaid Rent: $10,876.55

Security Deposit: $22,897.04

Notwithstanding anything to the contrary in this Lease, Tenant will pay the Security Deposit and the Prepaid Rent prior to the Commencement Date.

OPERATING EXPENSES

Tenant’s Proportionate Share of Operating Expenses: Tenant’s proportionate share of Operating Expenses is 4.60%, and is calculated by taking the approximate square footage of the Premises divided by the total square footage of the Project, which is approximately 94,161 square feet. Increases in Tenant’s Proportionate Share of Operating Expenses will be subject to a Base Year of 2023.

TENANT IMPROVEMENTS

Tenant Improvements: Further, Landlord will provide Tenant with a tenant allowance of $5.00 per rentable square foot, or $21,635.00. (the “Tenant Allowance”) to be used toward costs related to security access, furniture, fixtures and equipment and, to the extent not fully used for other improvements to the Premises, rent. Any amount of the Tenant Allowance that remains unused by May 1, 2023 shall be permanently forfeited by Tenant. Under no circumstances is Tenant entitled to cash in lieu of the Tenant Allowance.

PARKING

Parking: Provided pursuant to the building’s Parking Ratio, which is 4 spaces per 1000 square feet of rentable space. Included under the Parking ratio are the six (6) covered reserved parking spaces numbered 27 through 32, at $75.00 per stall per month each, the costs of which shall be abated from 12/1/2022 – 2/28/2023. The remaining spaces included under the building’s Parking Ratio shall be uncovered and unreserved, and provided free of charge on a first come, first served basis.

SIGNAGE

Signage: Landlord shall provide Tenant a listing in the main building directory and signage pursuant to Building Standards at the entry of the Premises at no cost to Tenant.

ADDRESSES FOR NOTICE AND RENT:

Tenant:

YERBAE, LLC

Attention: Finance Department

18801 N Thompson Peak Parkway

Suite D-380

Scottsdale, Arizona 85255

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

Landlord:

Arizona Commercial Management

2122 East Highland Avenue, Suite 450

Phoenix, Arizona 85016

With a copy to:

Brandon Holdings

400 E Las Colinas Boulevard, Suite 270

Irving, Texas 75039

foley@yhpro.com

mchui@brandonholdings.com

BROKERS

Landlord Broker: Michael Strittmatter, Cushman & Wakefield

Tenant Broker: Scott Maxwell, Cresa Global, Inc.

All exhibits and attachments attached hereto are incorporated herein by this reference:

EXHIBIT “A”:	Description of the Land
EXHIBIT “B”:	Outline of the Premises
EXHIBIT “C”:	Building Rules and Regulations
EXHIBIT “D”:	Tenant Improvements
EXHIBIT “E”:	Form of Confirmation of Commencement Date Letter
EXHIBIT “F”:	Form of Tenant Estoppel Certificate
EXHIBIT “G”:	Guaranty
EXHIBIT “H”:	Intentionally Omitted
EXHIBIT “I”:	Renewal Option
EXHIBIT “J”:	Special Provisions

ARTICLE 2

DEFINITIONS

Unless the context otherwise specifies or requires, the following terms shall have the meanings hereinafter specified:

“Additional Rent” means all other amounts to be paid by Tenant to Landlord pursuant to this Lease in addition to Base Rent, including those amounts as set forth in Section 3.2 below, irrespective of whether designated as such.

“Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question.

“Base Rent” means all amounts paid by Tenant to Landlord as set forth in Article 1 above, and as more fully described in Section 3.1 below.

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“Base Year” means the calendar year 2023 with respect to calculating increases in Additional Rent attributable to Operating Expenses.

“Business Days” means Monday through Friday of each week, exclusive of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day (collectively, “Holidays”). Landlord may designate additional Holidays, provided that such additional Holidays are commonly recognized by other, similar buildings in the area in the Submarket.

“Business Activities” means all activities related to the operation of Tenant’s business at the Project.

“Commencement Date” means the Commencement Date set forth in Article 1.

“Basic Operating Costs” means all costs and expenses accrued, paid or incurred by Landlord, or on Landlord’s behalf, in respect of the use, management, repair, service, insurance, condition, operation and maintenance of the Building including, but not limited to the following: salaries, wages and benefits of all persons who perform duties in connection with landscaping, parking, janitorial and general cleaning services, security services and any and all other employees engaged by or on behalf of Landlord; payroll taxes, workmen’s compensation, uniforms and related expenses for such employees; the cost of all charges for oil, gas, steam, electricity, any alternate source of energy, heat, ventilation, air conditioning, refrigeration, water, sewer service, trash collection, pest control and all other utilities, together with any taxes on such utilities; the cost of painting non tenant space; the cost of all charges for rent, casualty, liability, fidelity and other insurance maintained by Landlord, including any deductible amounts incurred with respect to an insured loss; the cost of all supplies (including cleaning supplies), tools, materials, equipment and personal property, the rental of the personal property and sales, transaction privilege, excise and other taxes on the personal property; depreciation of hand tools and other moveable equipment; the cost of all charges for window and other cleaning, janitorial, and security services; the cost of charges for independent contractors; the cost of repairs and replacements made by Landlord at its expense and the fees and other charges for maintenance and service agreements; the cost of exterior and interior landscaping; costs relating to the operation and maintenance of all real property and improvements appurtenant to the Building including, without limitation, all parking areas, service areas, walkways and landscaping; the cost of alterations and improvements made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies; all management fees and other charges for management services and overhead costs (including travel and related expenses), whether provided by an independent management company, Landlord or an affiliate of Landlord; franchise and margin taxes, to the extent those taxes are based on Landlord’s income from the Project and not based on income from any other source; the cost of any capital improvements or additions which improve the comfort or amenities available to tenants of the Building, provided, however, that any such costs shall be amortized with interest over the useful life of the improvement or addition; the cost of any capital improvements or additions which are intended to enhance the safety of the Building or reduce (or avoid increases in) Operating Expenses, provided, however, that any such costs shall be amortized with interest over the useful life of the improvement or addition; the cost of licenses and permits, inspection fees and reasonable legal, accounting and other professional fees and expenses; and all other charges properly allocable to the use, management, repair, service, insurance, condition, operation and maintenance of the Building in accordance with generally accepted accounting principles.

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“Common Areas” means those portions of and facilities in the Project designated by Landlord for the nonexclusive use of Tenant in common with other authorized users, subject to the Building Rules and Regulations in Exhibit “C”, as may be amended from time to time, including, but not limited to the parking facilities, sidewalks, walkways, landscaped and planted areas, delivery facilities, service roads, common corridors, stairwells, roof areas, restrooms, vending areas, lobby areas, and elevator foyers of the Project.

“Electrical Costs” means Tenant’s Proportionate Share of the cost of all electricity used by the Project.

“Electronic Signature” means any electronic, sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

“Event of Default” means any of the events of default set forth in Section 15.1 below.

“Expiration Date” means the date upon which this Lease actually expires or terminates, whether at the end of the Term, or upon any earlier termination or surrender hereof for any reason whatsoever.

“Hazardous Discharge” means any event involving the use, deposit, disposal, spill, release or discharge of any Hazardous Material on, within or under the Project.

“Hazardous Materials” means and includes all radioactive materials, asbestos, organic compounds known as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances, and any and all other substances or materials defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under, or for the purposes of, the Hazardous Materials Laws.

“Hazardous Materials Laws” means all federal, state or local laws, ordinances or regulations, now or hereafter in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 through 2629, the Safe Drinking Water Act, 42 U.S.C. Section 300f through 300j, and any similar state or local laws or ordinances and the regulations now or hereafter adopted, published and/or promulgated pursuant thereto.

“Hazardous Materials Claims” means and includes any and all enforcement, clean-up, removal, mitigation or other governmental or regulatory actions instituted, contemplated or threatened, in respect of the Project or any part thereof pursuant to any Hazardous Materials Laws, and by any and all claims made, contemplated or threatened, by any third party against the Landlord, Tenant or any other person or entity seeking damages, contribution, cost recovery, compensation, injunctive relief or similar relief resulting from any Hazardous Discharge or from the existence of any Hazardous Materials on, within or under the Project or any part thereof.

“HVAC” means heating, ventilation and air conditioning systems.

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“Improvements” means all improvements existing on the Commencement Date or at any time thereafter built, installed or furnished by anyone in or on the Premises, including, without limitation, all interior walls and partitions which are not load-bearing; the interior decorated or finished surfaces of all perimeter and load-bearing walls and floors; all ceilings and ceiling light fixtures (including those furnished by Landlord); all interior (but not exterior) windows, entrance doors, mechanical and electrical conduits, wiring fixtures and equipment; all floor tile, carpeting and wall coverings; all ceiling sprinkler systems, HVAC equipment, other fixtures of all kinds; and water, electric, telephone and other utility lines, ducts, conduits and facilities serving the Premises.

“Insurance Costs” means all insurance premiums and, to the extent used, deductibles for insurance applicable to the Property including, without limitation, insurance for fire, casualty, general liability, property damage, medical expenses, and extended coverage, and loss of rents coverage.

“Land” means the real property described in Exhibit “A”.

“Landlord’s Agents” means, collectively, Landlord’s directors, officers, partners, trustees, employees, agents, licensees, contractors and invitees.

“Lease Month” means a full calendar month. The number of Lease Months comprising the Term is specified in Article 1. The first Lease Month shall begin on the Commencement Date if such date is the first day of the calendar month. If the Commencement Date does not fall on the first day of a calendar month, the first Lease Month shall begin on the first day of the calendar month immediately following the Commencement Date. For the period between the Commencement Date and the first day of the following calendar month (a “Partial Month”), Rent shall be calculated on a per diem basis. Should rent be abated rent shall be payable for the Partial Month on a per diem basis until the first day of the calendar month immediately following the Commencement Date, at which point the rent abatement period shall begin. Tenant shall be liable for Base Rent, Additional Rent, any other payments required, and performance of all other obligations of Tenant under this Lease from the Commencement Date, subject to the terms set forth in Exhibit “J”, if any.

“Operating Expenses” means all costs of operating, maintaining and repairing the Premises, the Common Areas, the Building in the Project, and the Property, determined in accordance with generally accepted accounting principles, including, without limitation, Basic Operating Costs, Electricity Costs, Insurance Costs, and Real Estate Taxes. Operating Expenses shall not include Landlord’s income tax or general corporate overhead; depreciation on the Building in the Project or equipment therein; loan payments; real estate broker’s commissions; capital improvements to or major repairs of the Building in the Project, such as structure, exterior walls, roof, and structural floors and foundations; or any costs regarding the operation, maintenance and repair of the Premises, the Building in the Project, or the Property paid directly by Tenant or other tenants in the Project, or otherwise reimbursed to Landlord.

“Parking Ratio” means the number of parking spaces allocated for each one thousand (1,000) rentable square feet of space in the Premises as specified by the zoning and land use regulations applicable to the Project.

“Project” means the Land and all improvements located thereon, including, without limitation, the Premises, the Property, the Building and any additional buildings that exist or may be constructed on the Land in the future, the Land itself, the Common Areas, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof.

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“Property” means the Land on which the Premises is situated as more fully described in Exhibit “A”.

“Premises” means the Suite set forth in Article 1 in the Building and all Improvements located therein, as shown in Exhibit “B”.

“Premises Type and Permitted Use” means the type of use for which the Premises are maintained and leased to Tenant as set forth in Article 1. The use to be made of the Premises by Tenant is restricted to that which is commonly carried out in such space, subject to any further restrictions as may be set forth in this Lease.

“Rent” means all rent and, if applicable, taxes due thereon under this Lease, including but not limited to Base Rent and Additional Rent.

“Roof and Structural Maintenance Expenses” means all costs of maintenance, repair, and replacement of the roof, roof deck, flashings, skylights, foundation, floor slabs, structural components and the structural soundness of the Building in the Project in general.

“Rules and Regulations” means those rules and regulations established and amended by Landlord from time to time as provided in this Lease, the current version of which are attached as Exhibit “C”.

“Real Estate Taxes” means all taxes and assessments, including, but not limited to, all general real estate taxes, general and special assessments, parking surcharges, personal property taxes and assessments, local improvement district assessments and other special purpose assessments, rent taxes (if such Rent Taxes are levied on the Project by the City, County or State in which the Project is located), and other similar governmental charges levied against the Project for each calendar year.

“Tenant’s Agents” means, collectively, Tenant’s directors, officers, partners, trustees, employees, agents, licensees, contractors and invitees.

“Term” means the period of Lease Months set forth in Article 1, beginning on the Commencement Date and ending upon the expiration of the last Lease Month, unless sooner terminated as provided in this Lease.

“Utilities” means utility services provided to the building including but not limited to water and sewer, Electricity Costs, heat, light, power, and sewer.

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ARTICLE 3

RENT, SECURITY DEPOSIT AND OTHER TENANT CHARGES

3.1 Base Rent. Tenant shall pay to Landlord on the first day of each month, in advance and without the necessity of notice to Tenant by Landlord, throughout the Term, the amount specified in Article 1 as “Base Rent” for the Premises, in United States currency, over and above all other charges herein described and without any set-off or counterclaim. Base Rent payable for any period less than a full calendar month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Term at a rate per day which is equal to 1/365 of the applicable annual Base Rent. All sums payable by Tenant under this Lease, whether or not expressly denominated as rent, will constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code and for all other purposes. The Base Rent is the minimum rent for the Premises and is subject to the terms and conditions contained in this Lease. Upon execution of this Lease, Tenant shall pay the installment of Base Rent for the first month of the Term during which rent is not abated. On or before the first day of each month thereafter during which rent is not abated, the installment of Base Rent and other sums due under this Lease will be due and payable, in advance, without off-set, deduction or prior demand. Tenant shall cause payments to be properly mailed or otherwise delivered so as to be actually received by the Landlord at the address in Article 1 above on or before the due date (and not merely deposited in the mail).

3.2 Additional Rent. Except as otherwise expressly provided herein, Landlord shall receive all Base Rent free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Project. In addition to the Base Rent, Tenant shall be responsible for paying, as Additional Rent, Tenant’s Proportionate Share of Operating Expenses. Annual increases in Tenants Proportionate Share of Operating Expenses are subject to the Base Year set forth above. Subject to the foregoing, all Additional Rent, including but not limited to Tenant’s Proportionate Share of Operating Expenses, shall be paid monthly on an estimated basis as Additional Rent in accordance with the following procedures:

3.2.1 Basis for Determining Additional Rent Payment. During December of the first year of this Lease and December of each subsequent calendar year during the Term, or as soon after December as is practicable, Landlord will give Tenant notice of its estimate of any Additional Rent due for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay Landlord one twelfth (1/12th) of the estimated Additional Rent; however, if the notice is not given in December, Tenant will continue pay on the basis of the prior year’s estimate until the month after the notice is given. If at any time or times it appears to the Landlord that the Additional Rent for the current calendar year will vary from its estimate by more than 5%, Landlord may, by notice to Tenant and in its sole discretion, revise its estimate for the year, subsequent payments by Tenant for such year will be based on the revised estimate;

3.2.2 Annual Statement. As soon as practicable but not later than one hundred twenty (120) calendar days after the end of each calendar year, Landlord will deliver to Tenant a statement of the actual Additional Rent that sets forth the Operating Expenses for the prior calendar year (the “Operating Expenses Statement”). The statement will be final and binding on the Landlord and Tenant as to the amount of the Operating Expenses. If Landlord’s statement discloses that Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord will credit such excess first against any sums then owed by Tenant to Landlord, and then against the next payments of Additional Rent or, as to the final year of the Term, Landlord will refund such excess to Tenant. If Landlord’s statement discloses that Tenant owes more than the estimated payments for such calendar year previously made by Tenant, Tenant will pay the deficiency to Landlord within thirty (30) days after delivery of the statement

3.2.3 Fractional Year. The amount of Additional Rent for any fractional year in the Term will be appropriately prorated. The expiration or earlier termination of this Lease will not modify the obligations of the Landlord and Tenant under this Lease to be performed after such expiration or earlier termination.

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3.2.4 Gross Up. With respect to any calendar year or partial calendar year in which the Project is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying comparable services to 95% of the rentable area thereof, the Operating Expenses for such period which vary with the occupancy of the Project or level of service shall, for the purposes hereof, be increased to the amount which would have been incurred had the Project been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying comparable services to 95% of the rentable area thereof;

3.2.5 Audit. Provided no Event of Default then exists, after receiving the Operating Expenses Statement and giving Landlord 30 days’ prior written notice thereof, Tenant may inspect or audit Landlord’s records relating to Operating Expenses and/or Additional Rent for the period of time covered by such Operating Expenses Statement in accordance with the provisions in this Section 3.2.5.

3.2.6 Failure to Object. If Tenant fails to provide notice of its intent to audit Landlord’s calculation of actual Operating Expenses on an annual Operating Expenses Statement within thirty (30) days after the Operating Expenses Statement has been delivered to Tenant, or if Tenant fails to conclude its audit or inspection within ninety (90) days after the Operating Expenses Statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of actual Operating Expenses for the year in question and the calculation of Operating Expenses set forth on such statement shall be final.

3.2.7 Method and Costs of Audit. Tenant’s audit or inspection shall be conducted where Landlord maintains its books and records, or, should such records be stored electronically, via cloud-based file system to which Landlord shall provide Tenant electronic access, shall not unreasonably interfere with the conduct of Landlord’s business, and shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection, including fifty dollars ($50) per hour of Landlord’s or the building manager’s employee time devoted to such inspection or audit to reimburse unless the Additional Rent calculated by Landlord for its overhead costs allocable to the inspection or audit, unless the total Operating Expenses for the period in question is determined to be in error by more than two percent (2%) in the aggregate, and, as a result thereof, Tenant paid to Landlord more than the actual Additional Rent due for such period, in which case Landlord shall pay the audit cost (not to exceed the amount Tenant was overcharged for the period in question). Notwithstanding the foregoing, Landlord shall not charge Tenant a per-hour fee for the Landlord’s or the building manager’s employee time for the first five hours of such audit or inspection. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. Tenant or the accounting firm conducting such audit shall, at no charge to Landlord, submit its audit report in draft form to Landlord for Landlord’s review and comment before the final approved audit report is submitted to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report. If such inspection or audit reveals that an error was made in the Operating Expenses previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within thirty (30) days after notification thereof. If the audit determines an expense or cost should not be included in Operating Expenses, an adjustment shall be made to both the year subject to the inspection or audit and the Base Year so costs and expenses for each year are consistently applied. Provided Landlord’s accounting for Operating Expenses is consistent with the terms of this Lease, Landlord’s good faith reasonable judgment regarding the proper interpretation of this Lease and the proper accounting for Operating Expenses shall be binding on Tenant in connection with any such audit or inspection. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants of recognized good standing within the business community which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and which agrees with Landlord in writing to maintain the results of such audit or inspection confidential. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the period of time in question prepared by an independent certified public accounting firm of recognized national standing for another tenant of the Building. Nothing in this Section shall be construed to limit, suspend or abate Tenant’s obligation to pay Rent when due, including Additional Rent.

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3.2.8 Changes in Rentable Area. If, for any reason, the rentable area of the Premises or the Project shall change or be corrected, both as reasonably determined by Landlord, Tenant’s Proportionate Share shall be adjusted accordingly but not more than once during the Lease Term, and effective on the first day of the next succeeding calendar month.

3.2.9 Multi-Building Project. Tenant acknowledges that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project will be shared between the tenants of the Building and the tenants of the other buildings in the Project using various methods of calculation. Accordingly, Operating Expenses may be determined for the Project as a whole, and a portion of the Operating Expenses, which portion shall be determined by Landlord on an equitable basis, may be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Operating Costs for purposes of this Lease. Further, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in a reasonable and equitable manner, provided that any such Cost Pools shall be employed by Landlord consistently in the Base Year and any applicable expense year(s). Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Operating Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

3.3 Rent Tax. If levied on the Landlord by any local, state, or other governmental body, in addition to the Rent, Tenant shall pay to Landlord, together with the monthly installments of Base Rent and payments of Additional Rent, an amount equal to any state or local sales, rental, occupancy, excise, use, general excise, or transactional privilege taxes assessed or levied upon Landlord with respect to the amounts paid by Tenant to Landlord under this Lease, as well as all taxes assessed or imposed upon Landlord’s gross receipts or gross income from leasing the Premises to Tenant, including, without limitation, transaction privilege taxes, education excise taxes, any tax now or subsequently imposed by any other governmental body, and any taxes assessed or imposed in lieu of or in substitution of any of the foregoing taxes. Such taxes shall not, however, include any gift, estate, inheritance, conveyance, transfer or net income tax assessed against Landlord.

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3.4 Prepaid Rent. Tenant shall pay to Landlord Prepaid Rent in the amount specified in Article 1 upon execution of this Lease, which Prepaid Rent shall be allocated toward the payment of rent for the months or partial months specified in the Article 1. If Tenant is not in default of any of the provisions of this Lease, the Prepaid Rent will be allocated to the first month of the Term of this Lease, if any, shall be reduced by the amount set forth in Article 1.

3.5 Reimbursement for Repairs. Tenant shall reimburse Landlord for all expenses incurred by Landlord in repairing damage to the Project, including damage to structural elements, which is attributable to the conduct of Tenant or Tenant’s Agents. Landlord shall notify Tenant of the cost of any such repair, and upon demand, Tenant shall reimburse Landlord therefor.

3.6 Late Payment Charges. Tenant’s failure to promptly pay sums due under this Lease may cause Landlord to incur unanticipated losses. The exact amount of these costs is impractical or extremely difficult to ascertain. The costs may include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by any ground lease or deed of trust encumbering the Premises. Payments due to Landlord are not an extension of credit. Since collection of any amount past due imposes an administrative cost on Landlord, in addition to any fees of collection agents or attorneys or other out-of-pocket costs, Tenant will pay to Landlord a flat fee of equal to five cents ($.05) for every dollar not paid within five (5) days of when due.

3.7 Taxes on Tenant’s Business and Personal Property. Tenant shall be responsible for and shall pay before delinquency all relevant taxes assessed during the Term against Tenant by reason of the conduct of its business in the Premises, improvements to the Premises and with respect to personal property of any kind owned by or placed in, upon or about the Premises by or at the expense of Tenant.

3.8 Real Estate Taxes. Landlord shall pay the Real Estate Taxes on the Project during the Term of the Lease. If the Real Estate Taxes levied against the Project for the real estate improvements made by Tenant or by Landlord at the request of Tenant, Tenant shall pay to Landlord upon demand the amount of the increase and continue to pay the increase during the Term. Landlord shall use reasonable efforts to obtain from the tax assessor or assessors a written statement of the total amount of the increase. If the Real Estate Taxes are assessed against the Project jointly with other property not constituting a part of the Premises, the Real Estate Taxes applicable to the Premises will be equal to the amount bearing the same proportion to the aggregate assessment that the total square feet of building area in the Premises bears to the total square feet of building area included in the joint assessment.

3.9 Security Deposit. Upon execution of this Lease, Tenant shall deposit the Security Deposit specified in Article 1 as security for Tenant’s performance under this Lease. Tenant hereby grants Landlord a security interest in such Security Deposit. The Security Deposit may be commingled by Landlord with other funds of Landlord, and Tenant shall not be entitled to interest on the Security Deposit.__If Tenant complies with the terms and conditions of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant after the expiration of the Term within sixty (60) business days.

3.9.1 Intentionally Omitted.

3.9.2 Use of Security Deposit. If Tenant shall be in Default under this Lease, Landlord may, without prejudice to any other right or remedy of Landlord provided in this Lease or by law, apply the whole or any part of the Security Deposit to the payment of any sum due to Landlord as a result of Tenant’s default or any other sum which Landlord may be required to spend by reason of Tenant’s default. If Landlord should so apply all or any part of the Security Deposit, Tenant shall pay to Landlord, within fifteen (15) days after receipt of written notice from Landlord, an amount equal to the sum so expended in order to replenish the Security Deposit. Failure to do so shall be an Event of Default under this Lease.

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3.9.3 Refund. If Tenant complies with all of the terms and conditions of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant after the expiration of the Term.

3.9.4 Assignment. Landlord may assign and deliver the Security Deposit to any purchaser of Landlord’s interest in this Lease, the Premises or the Project without Tenant’s approval, and Landlord shall thereupon be released and discharged from any and all obligations and liabilities related to the Security Deposit. After such transfer, Tenant shall look only to such purchaser for any recovery of the Security Deposit to which Tenant is entitled. In the event of any valid assignment of this Lease by Tenant, Landlord shall not be required to return the Security Deposit to Tenant, but only to Tenant’s valid assignee.

3.9.5 Application in Event of Bankruptcy. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, the Security Deposit shall be deemed to be applied first to payment of any rents and/or other charges due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained by Landlord in partial satisfaction of Landlord’s damages.

3.10 Charge for Utilities and Extraordinary Property and Services. Any property or services, provided by Landlord to or for the benefit of Tenant, other than the property or services Landlord has agreed to provide to Tenant under this Lease, shall be at Tenant’s expense. Landlord shall notify Tenant of the amount due and Tenant shall make such payment on or before the first day of the calendar month immediately following the calendar month in which any such notice is given. Such extraordinary property and services shall include, without limitation, providing extraordinary janitorial services, maintenance services, or other services not normally provided for similar tenants as reasonably determined by Landlord.

3.11 Apparatus Requiring Excessive Utilities Usage. Tenant shall not, without the prior written consent of Landlord, connect to any water pipes or any electrical wires or outlet in or about the Premises any medical or dental equipment, photocopying equipment or computer equipment other than that which is typical of an office, X-ray machine, motor, water heater, stove, furnace or other apparatus or machine requiring amounts of electrical power or water in excess of that required for the normal use of the Premises Type set forth in Article 1. Tenant shall not, without the prior written consent of Landlord, install any machine or apparatus (including, without limitation, telephone or computer equipment) which requires air conditioning in excess of that to be supplied by Landlord, if applicable, or at times other than during the hours specified from time to time in the Rules and Regulations. If Tenant shall install in the Premises any equipment requiring excess utilities or air conditioning usage, Tenant shall pay for the cost of the installation of the facilities and such excessive utilities usage.

3.12 Landlord’s Right to Make Tenant’s Repairs. If Tenant does not make, within thirty (30) days after written notice from Landlord, proper repairs or alterations to the Premises in accordance with Sections 4.4, and 6.4 or any other provision of this Lease requiring Tenant to repair or alter the Premises, Landlord may make such repairs or alterations without liability to Tenant for any loss or damage which may accrue to Tenant’s property, improvements or business by reason thereof. Upon completion of such repairs or alterations, Landlord shall notify Tenant of the cost of any such repair or alteration expenses, and Tenant shall reimburse Landlord therefore pursuant to and in accordance with the provisions of Section 3.5

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3.13 Option to Perform Lease Covenants. If Tenant shall fail to pay any sum of money, other than monies required to be paid to Landlord hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, make any such payment and perform any other such act. All sums so paid by Landlord and all costs incurred in performing such acts (including reasonable attorney’s fees), together with interest thereon at the rate provided in Section 3.13, shall be payable by Tenant upon demand, and Tenant hereby covenants to pay any and all such sums.

3.14 Tenant’s Cost. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense.

3.15 Cashier’s or Certified Checks. If for any reason Tenant’s check for Base Rent and/or the Additional Rent payment is returned unpaid by Tenant’s bank to Landlord, then, for the remainder of the Term, Landlord, in its sole discretion, may require Tenant to pay Base Rent and the Additional Rent Payment by cashier’s or certified check, ACH, or other forms of direct deposit.

ARTICLE 4

CONDITION, DELIVERY, USE AND OCCUPANCY OF PREMISES

4.1 Tenant’s Inspection and Acceptance of the Premises. TENANT ACKNOWLEDGES THAT (A) IT HAS FULLY INSPECTED THE PREMISES AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE (INCLUDING ANY AGREEMENT TO CONSTRUCT IMPROVEMENTS TO THE PREMISES) TENANT ACCEPTS THE PREMISES IN AN “AS IS, WHERE IS” CONDITION, INCLUDING BUT NOT LIMITED TO THE SUFFICIENCY OF ANY AND ALL UTILITIES AND DATA SERVICES AND HVAC SYSTEMS; (B) THE PREMISES, THE BUILDING AND ANY IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED; (C) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE); AND (D) NEITHER LANDLORD NOR ANY OF THE LANDLORD PARTIES HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE HABITABILITY, MERCHANTABILITY, SUITABILITY OF THE BULILDING OR PREMISES TO CONDUCT TENANT’S BUSINESS, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE (COLLECTIVELY, THE “DISCLAIMED WARRANTIES”) WITH REGARD TO THE PREMISES, THE BUILDING, OR THE PROJECT. TENANT HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE DISCLAIMED WARRANTIES WITH REGARD TO THE PREMISES, THE BUILDING AND THE PROJECT AND AGREES THAT ITS OBLIGATIONS HEREUNDER ARE NOT CONDITIONED OR CONTINGENT UPON RECEIPT OF A CERTIFICATE OF OCCUPANCY.

4.2 Delivery of Possession. Regardless of anything to the contrary in this Lease, if Landlord is unable, for any reason whatsoever, to deliver possession of the Premises on the date on which the Term is, or is anticipated, to commence, neither Landlord nor any of its agents shall be liable for any damages incurred by Tenant by reason of such delay, and this Lease shall not thereby become void or voidable by Tenant; provided, however, that Tenant shall not be liable for the payment of rent until such time as Landlord delivers possession of the Premises to Tenant.

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4.3 Permitted Use of Premises. The Premises may be used only for the Permitted Use set forth in Article 1 and for no other purposes. Tenant acknowledges that neither Landlord nor any agent or employee of Landlord has made any representation or warranty with respect to the Premises or Project or with respect to the suitability of the Premises or Project for Tenant’s intended use. Tenant shall not do anything in or about the Premises that violates any of the Rules and Regulations, constitutes a nuisance, causes a hazardous condition or structural injury to the Premises or Building, or interferes with, injures, or otherwise disturbs the peaceable enjoyment of other tenants and occupants of the Building. Tenant agrees that it shall not use or occupy any part of the Premises in any unlawful manner or for any illegal purpose. The parties to this Lease acknowledge that the current use of the Premises or the Improvements located on the Premises, or both, may or may not conform to the city zoning ordinance with respect to the Permitted Use, height, setback requirements, minimum parking requirements, coverage ratio of improvements to total area of land, and other matters that may have a significant economic impact upon the Tenant’s intended use of the Premises. Tenant acknowledges that Tenant has or will independently investigate and verify to Tenant’s satisfaction the extent of any limitations or nonconforming uses of the Premises. Tenant further acknowledges that Tenant is not relying upon any warranties or representations of Landlord or the Brokers who are participating in the negotiation of this Lease concerning the Permitted Use of the Premises, or with respect to any uses of the improvements located on the Premises.

4.4 Legal Compliance. Tenant shall comply with all governmental laws, ordinances and regulations applicable to Tenant’s use of the Premises, and will promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances and other activities in or upon, or connected with the Premises, all at Tenant’s sole expense, including any expense or cost resulting from the construction or installation of fixtures and improvements or other accommodations required for compliance with governmental laws and regulations, including, without limitation, the Americans with Disabilities Act (the “ADA”) and any similar state statute. To the extent any alterations to the Premises are required by the ADA or other applicable laws or regulations and to the extent such alterations to the Premises are based on Tenant’s specific use of the Premises (as opposed to general office use, or applicable to all office space in the Project) Tenant shall bear the expense of the alterations. To the extent any alterations to areas of the Project outside the Premises are required by the ADA or similar applicable laws or regulations (for “path of travel” requirements or otherwise), Landlord shall bear the expense of such alterations except to the extent that such compliance is required for Tenant’s sole use and occupancy of the Premises or is a matter that is Tenant’s responsibility under this Lease.

4.5 Prohibited Use of Premises. No use shall be made of the Premises, nor act done in or about the Premises, which will increase the existing rate of any insurance upon the Building or Project, nor shall any use be made of the Premises which would cause Landlord to be in default under any mortgage or ground lease, if any. Any deficiencies found in a fire inspection by any governmental authority or Landlord’s insurance carrier not due to Tenant’s use of the Premises shall be immediately corrected by Landlord, at Landlord’s sole cost and expense. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance, or other act or thing which disturbs the quiet enjoyment of any other tenant in the Project, nor shall Tenant use any apparatus, machinery or device in or about the Premises which shall cause any substantial noise or vibration. If any of Tenant’s office machines and equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action as may be necessary or required by Landlord to eliminate such disturbance.

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4.6 Rules and Regulations. Landlord, for the proper maintenance, safety, order, cleanliness and efficient operation of the Project, may from time to time make, amend and enforce Rules and Regulations applicable to tenants of the Project. Such Rules and Regulations may be applicable to all tenants of the Project or, because of the differing uses of the Project, may be only applicable to tenants of a certain Premises Type. Tenant shall observe and comply with all Rules and Regulations of which Tenant receives notice. Any failure to so observe and comply shall constitute a default under this Lease. Landlord shall not be liable or responsible to Tenant for the violation of any Rules or Regulations by any other tenant or occupant of any Building in the Project. Tenant shall, and Tenant shall cause its employees, subtenants, invitees and licensees to faithfully and strictly comply with the Rules and Regulations and other further reasonable rules and regulations as Landlord may, from time to time, adopt which, in its judgment, may be for the safety, care and cleanliness of the Building and preservation of good order therein. Any such additional Rules and Regulations prescribed by Landlord shall not be binding upon Tenant unless and until 5 days’ notice thereof has been given to Tenant. Landlord shall not be responsible for the nonperformance of any other occupant or tenant of the Building of any of the Rules and Regulations, but Landlord shall nevertheless use reasonable efforts to secure compliance by other tenants. In executing this Lease, Tenant agrees to abide by the Rules and Regulations and any future amendments thereto.

4.7 Access to Common Areas. In addition to the Premises, Tenant shall, as an appurtenance thereto, have full right of access to the Premises over and across the Common Areas and the non-exclusive right to use the Common Areas in connection with Tenant’s use of the Premises; subject, however, to the rights of other tenants and to the Rules and Regulations. Common Areas shall include, without limitation, the parking facilities, sidewalks, walkways, landscaped and planted areas, delivery facilities, service roads, loading areas, common corridors, stairwells, roof areas, restrooms, vending areas, lobby areas, and elevator foyers of the Building and Project.

4.8 Advertising. Tenant shall not inscribe any inscription or post, place or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Premises, at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises, or in or about the Building or the Project except as permitted by Landlord and under the Rules and Regulations. Tenant shall not distribute to any of the other tenants in the Building or to their employees, customers, clients or invitees, affix to vehicles parked in the parking areas of the Project, or place or cause to be placed in any of the units of the Building, or any other area of the Project, any notices, advertisements or written solicitations, or solicit or originate, or attempt to originate, any business whatsoever by distributing handbills or literature from any part of the Project, except within the Premises.

4.9 Care of Premises. Tenant shall keep and maintain the Premises, including all Improvements, clean and in good condition and repair. Tenant shall keep the Premises in a neat, sanitary and clean condition and will not commit any nuisance or waste in or about the premises or the Project.

4.10 Security. Tenant shall be solely responsible for providing security for the Premises and Landlord shall have no responsibility therefor. Although Landlord shall have no responsibility for providing security for the Premises, Landlord may, at its sole discretion, arrange for a guard or security service for the Project and Tenant agrees that, by so providing a guard or security service, Landlord shall not become liable or responsible for any claims, losses, damages or expenses suffered by Tenant or Tenant’s Agents by reason of theft, vandalism or other breach of security and agrees to indemnify and hold Landlord harmless with respect thereto.

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4.11 Quiet Enjoyment. Upon Tenant’s payment of the Rent as herein provided and Tenant’s observance and performance of the covenants herein contained on the part of the Tenant to be observed and performed, Tenant shall peaceably hold and enjoy the Premises for the Term; subject, however, to the terms and provisions of the Lease, and any amendments thereto made from time to time, if any, and/or covenants, conditions and restrictions applicable to the Project, if any, as amended from time to time, and any mortgage of Landlord’s estate or interest in the Lease, Premises, Building, or Project.

4.12 Inspection of Premises. Landlord and Landlord’s employees, agents, brokers, janitors, workmen and engineers shall have a passkey to the Premises. Tenant will permit Landlord, and Landlord’s agents, at all reasonable times during the Term of this Lease (upon not less than twenty-four (24) hours’ notice), and without notice during any emergency, to enter the Premises to examine the state of repair and condition of the Premises, to make repairs or improvements and for the purpose of exhibiting the Premises to potential mortgagees, purchasers of the Project and tenants. Landlord also reserves the right to enter the Premises after the Commencement Date to complete Landlord’s construction obligation under Exhibit “D” if any.

4.13 Change of Project Name. Landlord may, in its sole judgment, change the name of the Project or any Building thereon at any time and in any manner.

4.14 Other Tenants. Landlord reserves the right to enter into other leases in the Project, in Landlord’s sole discretion, without restriction as to the tenants thereunder; and Tenant acknowledges that no representations have been made by Landlord, or Landlord’s agents or employees, regarding Landlord’s intent or ability to lease or not lease to any specific tenant or class of tenant and that Tenant is not relying, in entering into this Lease, on any specific tenant, class of tenant or number of tenants leasing or not leasing a portion of the Project during the Term of this Lease.

4.15 Conduct of Tenant’s Agents. Tenant shall be responsible for the conduct of Tenant’s Agents when upon or within the Project. If any of Tenant’s Agents shall fail to observe the Rules and Regulations, or otherwise shall fail to conduct themselves in a responsible manner, Tenant shall, within three (3) days’ written notice from Landlord, remove and bar such Tenant Agent from the Premises and Project. Failure of Tenant to comply with this Section shall be an Event of Default under the Lease.

4.16 Substitution of Leased Premises. At any time or times during the Term hereof Landlord shall have the right, at its option, to substitute as the Premises to be leased hereunder, a substantially equivalent area in a different portion of the Project, in lieu of the Premises described and referred to in Article 1 and in such cases Tenant shall relocate to such substitute Premises, and all of the terms, covenants and conditions herein set forth shall then apply to such substitute Premises to the same effect as if originally described hereinabove; provided, however, that Landlord shall have given Tenant written notice of its exercise of such option at least sixty (60) days prior to the date upon which relocation to such substitute Premises is to be accomplished, and all costs of such relocation shall be borne by Landlord, including the cost of relocation or replacing any fixtures or other improvements installed within the original Premises by Tenant. The term “equivalent area” means an area that is not more than ten percent (10%) larger or smaller than the Rentable area of the original Premises. Tenant shall be entitled to a ratable reduction in the Base Rent for any period in excess of one (1) day during which Tenant is reasonably prevented from operating its business on account of such relocation. Upon Landlord’s request, Tenant shall immediately execute an appropriate amendment to this Lease reflecting any such substitution.

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4.17 Signage. Landlord shall provide Tenant a listing in the building directory and suite signage at no cost to Tenant. Monument signage shall be provided pursuant to Exhibit “J.”

4.18 Intentionally Omitted.

4.19. Business Operations to be Conducted within the Demised Premises. Tenant expressly agrees that the Premises will be used only for office-related work and business administration. Tenant shall not permit its patients, clients, invitees, and their family members to use the Premises. All patient care will be provided outside the Building in locations including, but not limited to Tenant’s location at 1440 E. Southern Avenue.

ARTICLE 5

SERVICES PROVIDED BY LANDLORD

5.1 Landlord’s Limitation on Liability. Landlord shall not be liable for any damages caused by the services described in Section 5.2, or for the interruption, malfunction or curtailment of any of such services caused by maintenance, labor disturbances or labor disputes (whether caused by Landlord or otherwise), accidents, repairs, wars, riots or other causes, nor shall Landlord be liable, except as provided in Section 11.2, for loss of or injury to persons or property, however occurring, through or in connection with or incidental to the furnishing of any of the foregoing. Landlord shall not be liable for the interruption in service of any utilities serving the Premises. No such interruption, malfunction, termination or curtailment of services or utilities shall relieve Tenant from any of its obligations under this Lease or constitute or be construed as a constructive or other eviction of Tenant or disturbance of Tenant’s use and possession of the Premises or breach by Landlord of any of its obligations hereunder. All repair, maintenance, management and other services to be performed by Landlord or Landlord’s agents involve the exercise of professional judgment by service providers, and Tenant expressly waives any claims against Landlord for breach of warranty arising from the performance of those services. Any service which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord’s option, be furnished from time to time in whole or in part by employees of Landlord or by the managing agent of the Project or by one or more third persons, and Landlord further reserves the right to require Tenant to enter into agreements with such third persons, in form and content approved by Landlord, for the furnishing of such services.

5.2 Landlord’s Services. Landlord shall furnish the Premises with the following services in the manner that such services are furnished in comparable office buildings in the Submarket, all according to Building Standards: electricity for lighting and the operation of office machines, and replacement of light bulbs and ballasts; HVAC to the extent reasonably required for the comfortable occupancy by Tenant in its use of the Premises during the period from 7:00 a.m. to 6:00 p.m. on weekdays, and 8:00 a.m. to 1:00 p.m. on Saturdays, and by card access only on Sundays, except for holidays declared by the federal government or such shorter periods as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency; elevator service; common restroom facilities and necessary rest room supplies, including cold running water; window washing with reasonable frequency; daily janitor service five (5) days a week (nightly Sunday through Thursday); security for the Building twenty four (24) hours per day, seven (7) days per week; hot and cold water service for use in the lavatories on the floor on which the Premises is located; maintenance and repair of the Premises and Building as described in Article 7; maintenance of exterior landscaping at the Project; lighting of the Common Areas during normal business hours; and such other services as Landlord reasonably determines are necessary or appropriate for the Project. HVAC service at times other than as provided above shall be provided by Landlord, at Tenant’s expense.

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ARTICLE 6

TENANT IMPROVEMENTS, ALTERATIONS, REPAIRS AND RENOVATIONS

6.1 Consent Required. Tenant shall make no alterations, additions or improvements in or to the Premises without Landlord’s prior written consent, and then only upon such conditions as Landlord may impose. All such work shall be done at such times and in such manner as Landlord designates and in full compliance with all requirements of governmental authorities having jurisdiction, including obtaining a valid building permit prior to commencement of work. Notwithstanding the foregoing, Landlord’s consent shall not be required for any alteration, addition or improvement that satisfies all of the following criteria: (1) it is of a cosmetic nature, including painting, wallpapering, or hanging pictures; (2) it will not affect any mechanical, structural, utilities, or building systems; (3) it does not require work to be performed inside the walls or above the ceiling of the Premises; and (4) the cost of such work is not in excess of $5,000.00.

6.2 Mechanic’s Liens. Any mechanic’s or materialmen’s lien application filed against the Premises, Building or Project for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof.

6.3 Ownership. All alterations, additions, or improvements to the Premises (except unattached, movable trade fixtures, business equipment, detachable or removable wall or floor coverings, carpeting and personal property which can be removed without damage to the Premises), whether temporary or permanent, made either by Landlord or Tenant, shall be for the benefit of and owned by Landlord, shall not be removed unless otherwise provided for in this Lease or consented to in writing by Landlord, and shall be an integral part of the Premises.

6.4 Tenant’s Obligations. Tenant shall, at all times, keep all other portions of the Premises in good order, condition and repair, ordinary wear and tear excepted, including, without limitation, maintenance, repairs and all necessary replacements of the windows and doors (with the exception of damage to same from foundation shifting), plate glass, and the interior of the Premises in general. In addition, Tenant shall, at Tenant’s expense, repair any damage to any portion of the Property, including the roof, skylights, foundation, or structural components and exterior wall of the Premises, caused by Tenant’s acts or omissions. If Tenant fails to maintain and repair the Premises as required by this Section, Landlord may, on ten (10) days’ prior written notice, enter the Premises and perform the maintenance or repair on behalf of Tenant, except that no notice is required in case of emergency, and Tenant shall reimburse Landlord.

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6.5 Repairs by Tenant. Tenant will promptly make all repairs to the Premises necessary to meet Tenant’s obligations under Section 4.9 and Section 6.4. Within thirty (30) days after written notice from Landlord to do so, Tenant shall repair and make good all defects that this Lease requires. Tenant hereby waives any right to make repairs at Landlord’s expense or to deduct the cost thereof from the Base Rent or any other sums to be paid hereunder by Tenant. Tenant shall not make changes to locks on doors or add, disturb or in any way change any plumbing, electrical, mechanical or air conditioning system without first obtaining the written consent of Landlord. Tenant shall give Landlord prompt written notice of any damage to, or defect in, any water or other pipes or plumbing, electric lights or other fixtures, equipment or appurtenances of the Premises. All damage or injury done to the Premises by Tenant or by any persons who may be in or upon the Premises shall be promptly repaired by Tenant, in quality and style not less than as originally installed by Landlord or Tenant, to the satisfaction of Landlord. All repairs to the structure of the Building shall be done by or under the direction of Landlord as provided in Section 7.3, but at Tenant’s sole cost if caused by Tenant or Tenant’s Agents. Except as otherwise provided in this Lease, Landlord shall have no obligation to repair the interior of the Premises or any improvements therein; provided, however, Landlord may, at its option, cure Tenant’s default under this Section as provided in Section 3.11.

6.6 Improvement of the Premises. All improvements to the Premises necessary for Tenant’s occupancy and use thereof shall be made in accordance with the terms and conditions of Sections 6.7, 6.8, 6.9, 6.10, and 6.11.

6.7 Approval of Architect and Contractor. For any improvements for which Landlord consent is required, Tenant shall obtain Landlord’s prior written approval of Tenant’s construction contractor(s), subcontractors and architects who shall be licensed in the State in which the Property is located. Prior to commencement of construction, Tenant shall submit to Landlord a true copy of the construction contract for the work.

6.8 Approval of Plans and Specifications. For any improvements for which Landlord consent is required under this Lease, Tenant shall submit to Landlord for Landlord’s approval, at least thirty (30) days prior to the date on which Tenant expects to commence construction, complete plans and specifications for such improvements. Landlord may specify minimum requirements from time to time for any such alteration, addition or improvement of the Premises, the satisfaction of which shall be a prerequisite to Landlord’s consent to any such alteration, addition or improvement. Landlord shall have the right to charge a reasonable fee for review of the plans and specifications for any improvements for which Landlord consent is required pursuant to Section 6.1, which fee shall include any architect’s or professional fee incurred by Landlord in such review. Landlord’s approval of Tenant’s plans and specifications shall not constitute any representation by Landlord as to the technical or legal sufficiency of such plans and specifications and shall impose no liability upon Landlord.

6.9 Financing Commitments. Tenant shall provide Landlord with evidence satisfactory to Landlord that funds are available and/or committed to Tenant sufficient to pay for one hundred percent (100%) of the total direct and indirect costs of any improvements for which Landlord consent is required under this Lease.

6.10 Costs Incurred by Landlord. Tenant shall reimburse Landlord for any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors or subcontractors, or by reason of delays caused by such work, or by reason of inadequate cleanup.

6.11 Labor Relations. All contractors engaged by Tenant must possess good labor relations, and in the event labor disputes disrupt their work or the harmony of the Project, Landlord reserves the right to require Tenant to terminate its contract with said contractors.

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ARTICLE 7

IMPROVEMENTS AND REPAIRS BY LANDLORD

7.1 Landlord’s Obligations. Landlord shall maintain and repair the following elements of the Building in good order and repair and in substantial conformance with other similarly situated office buildings in the vicinity of the Building throughout the Lease Term, the Building’s shell and other structural portions of the Building (including, without limitation, the roof, foundations, and external and load bearing walls), the basic plumbing, heating, ventilating, air conditioning, mechanical, fire safety and sprinkler, and electrical systems within the Building’s core and within the Premises (unless installed by Tenant), the external façade and external windows, and the Common Areas; provided, however, to the extent such maintenance and repair are required as a result of any act, neglect, fault, or omission of Tenant or any of Tenant’s agents, employees, agents, contractors, licensees, or invitees, Tenant shall pay to Landlord, as additional rent, the costs of such maintenance and repair. There shall be no abatement of Rent, nor shall there be any liability of Landlord, by reason of any injury or inconvenience to, or interference with, Tenant’s business or operations arising from the making of, or failure to make, any maintenance or repairs in or to any portion of the Building.

7.2 Alterations, Additions or Capital Improvements by Landlord. Landlord may make any alterations, additions or improvements which Landlord may deem necessary or desirable for the preservation, safety, improvement, or efficient operation of the Premises, or Project, or to comply with any laws, codes, regulations or ordinances now or hereafter in effect, or for the purpose of reducing Operating Expenses or energy requirements of the Building or Project. Landlord reserves the right to make any other or further improvements, alterations, additions or renovations to the Premises, Building and Project in Landlord’s sole discretion. Landlord also reserves the right to reduce the area of the Land upon which the Building and Project are located, and to use the portion of the Land removed from the Project for any purpose whatsoever.

7.3 Repair of Structural Elements. Landlord shall repair the structural elements of the Project, including, without limitation, those within the Premises, as the same may exist from time to time. Landlord shall have no obligations to make repairs under this Section until a reasonable time after the receipt of written notice from Tenant of the need for such repairs. The obligation of Landlord to repair hereunder shall be subject to the provisions of Article 13 of this Lease.

7.5 Replacement of Ceiling, Etc. Landlord reserves and shall have the right to install, repair, replace, maintain, remove and replace, as necessary and at its sole discretion, any ceiling, ceiling light fixtures or ceiling sprinkler system; air conditioning equipment; water, electric, telephone and other utility lines; and all types of ducts, conduits and other facilities serving the Premises.

7.6 Improvements to the Premises. Landlord shall not be obligated to make any improvements to the Premises except as set forth in Exhibit “D”.

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ARTICLE 8

TENANT ASSIGNMENT, SUBLETTING AND MORTGAGING

8.1. Consent Required. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any interest herein, or sublet the Premises or any part thereof. The term “sublet” shall include, without limitation, any use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and constitute an Event of Default under this Lease. Any such consent by Landlord shall not release Tenant from any of Tenant’s obligations hereunder, or be deemed to be a consent to any subsequent, mortgage, pledge, encumbrance, transfer or subletting.

8.2. Review by Landlord. No assignment, subletting, mortgaging, pledge, encumbrance or transfer may be made by Tenant if there is any default by Tenant under the terms of this Lease. Landlord’s consent to a proposed assignment or subletting shall not be unreasonably withheld, conditioned or delayed; but, in addition to any other grounds for denial, Landlord’s consent shall be deemed reasonably withheld if, in Landlord’s good faith judgment

8.2.1 The proposed assignee or subtenant does not have the financial strength to perform its obligations under this Lease or any proposed sublease;

8.2.2 The business and operations of the proposed assignee or subtenant are not of comparable quality to the business and operations being conducted by other Tenants in the Building

8.2.3 The proposed assignee or subtenant intends to use any part of the Premises for a purpose not permitted under this Lease;

8.2.4 Either the proposed assignee or subtenant, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or subtenant occupies space in the Building, or is negotiating with Landlord to lease space in the Building, or has negotiated with Landlord during the twelve (12) month period immediately preceding the request for Landlord’s consent;

8.2.5 The proposed assignee or subtenant is disreputable, in any manner including without limitation as to environmental, sustainability, conservation or resource usage practices or history;

8.2.6 The proposed use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord’s reasonable judgment, impact the Building in a negative manner including, but not limited to, significantly increasing the pedestrian traffic in and out of the Building, significantly increasing the demand upon utilities, natural resources, energy and/or services to be provided by Landlord to the Premises, or requiring any alterations to the Building to comply with Applicable Laws;

8.2.7 The transferee is a government (or agency or instrumentality thereof); (ix) Tenant has failed to cure a default at the time Tenant requests consent to the proposed Transfer;

8.2.8 The proposed assignment or sublease would cause a violation of another lease for space in the Building or would give an occupant in the Building a right to cancel its lease; or

8.2.9. The amount of aggregate rent to be paid by the proposed subtenant is less than the current rent per rentable square foot for the Premises as though the Premises were vacant.

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8.3 Intentionally Omitted.

8.4 Effect of Landlord’s Refusal to Consent. Notwithstanding anything contrary contained in this Lease, if Tenant or any proposed assignee or subtenant claims that Landlord has unreasonably withheld, conditioned or delayed its consent or otherwise has breached or acted unreasonably under this Article 8.1, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without monetary damages, and Tenant hereby waives all other remedies, including without limitation, any right at law or equity to terminate this Lease on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed assignee or subtenant. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, cause of action and proceedings involving any third party, including without limitation, the proposed assignee or subtenant, who claims it was damaged by Landlord’s wrongful withholding, conditioning or delaying of Landlord’s consent.

8.5. Additional Conditions to Assignment or Sublease. As additional conditions to any assignment or sublease:

8.5.1 Tenant shall give Landlord at least sixty (60) days’ written notice of Tenant’s desire to assign or sublease, accompanied by a description of the terms thereof, an identification of the proposed assignee or sublessee and proof of the financial responsibility of the proposed assignee or sublessee.

8.5.2 Tenant shall pay Landlord all costs and expenses incurred by Landlord in connection with any assignment, or sublease, including, but not limited to, preparation of the consent document, review by and consultation with Landlord’s legal counsel, securing credit reports, administrative overhead and the like.

8.5.3 The proposed assignee or sublessee shall execute an agreement pursuant to which it shall agree to perform and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease.

8.5.4 An executed copy of the assignment or sublease and the agreement described in Section 8.2.3, shall be delivered to Landlord prior to the assignee or sublessee taking possession of the Premises.

8.5.5 Any monies or the value of other economic consideration received by Tenant from such assignment or subletting (except that attributable to the amortization over the Lease Term of improvements made by Tenant; that attributable to the out-of-pocket costs incurred by the Tenant in subletting or assigning the Premises, including brokerage commissions; and that attributable to the rent payable hereunder by Tenant as to the sublet portion of the Premises) shall be payable to Landlord without reducing any other Tenant obligation under this Lease.

8.5.6 If Tenant desires to assign or sublease all of the Premises, Landlord may, by thirty (30) days’ written notice to Tenant, elect to terminate the Lease. Such termination shall not be effective before the date of the proposed assignment or sublease as specified by Tenant’s notice under Section 8.2.1.

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8.5.7 If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the Guarantor also consents to such Transfer and agrees that such Transfer does not relieve the Guarantor from any liability under this Lease.

8.5.8 If Landlord consents to any such assignment or subletting, one hundred percent (100%) of the amount by which all sums or other economic consideration received by Tenant in connection with such assignment or subletting, including without limitation, payment denominated as rental, key money, bonus money, or otherwise, or payment in excess of fair market value for services rendered by Tenant in connection with such assignment or subletting or exceeds, in the aggregate, the total sum which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to less than all of the Premises under a sublease) shall be paid to Landlord promptly after receipt as additional rent under the Lease without modifying or reducing any other obligation of Tenant hereunder. Landlord shall have the right to audit the books, records, and papers of Tenant relating to any Transfer, and if the amount of such additional rent shall be found understated, Tenant shall immediately pay such deficiency upon demand and, if understated by more than five percent (5%), Tenant shall also pay Landlord’s costs of such audit.

8.6. Mortgage. Tenant shall not have the right to mortgage or otherwise encumber its leasehold interest in the Premises, but may only encumber its interest in fixtures, equipment, installations and improvements that are not attached to, built into or considered part of the Premises.

8.7. Change of Control. If Tenant is a corporation, partnership, limited liability company, limited liability partnership or other business entity, the consent of Landlord shall be required prior to any change from that existing on the date this Lease is signed by Tenant in the ownership or control of Tenant, whether as a result of the transfer of stock or other ownership interest, merger, consolidation, spin-off or otherwise, and whether by operation of law or any other disposition. Any such change in the ownership or control of Tenant shall be deemed to be an assignment for purposes of Sections 8.1 and 8.2, and Landlord shall have the right, in its sole and absolute discretion, to terminate this Lease in the event of any such assignment without Landlord’s consent as required by said Section 8.1.

8.8. Personal to Tenant. The options under Article 8 are personal to the Tenant. In the event of any assignment or sublease of all or any part of Tenant’s interest in this lease, such option shall not be transferred to any such transferee but shall instead automatically be void.

ARTICLE 9

SUBORDINATION, ATTORNMENT AND MORTGAGE REQUIREMENTS

9.1 Subordination. Landlord may subordinate this Lease to any future master Lease, deed of trust or mortgage encumbering the Premises, and advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Landlord’s right to subordinate is subject to Landlord providing Tenant with a written Subordination, Non-disturbance and Attornment Agreement from the lessor, beneficiary or mortgagee wherein Tenant’s right to peaceable possession of the Premises during the Term will not be disturbed if Tenant pays the Rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default, in which case Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize the transferee or successor as Landlord under this Lease. If any lessor, beneficiary or mortgagee elects to have this Lease superior to its lease, deed of trust or mortgage and gives Tenant written notice thereof, this Lease will be deemed superior to the lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of the ground lease, deed of trust or mortgage or the date of recording thereof. Tenant’s rights under this Lease, unless specifically modified at the time this Lease is executed, are subordinated to any existing lease, deed of trust or mortgage encumbering the Premises.

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9.2 Requirements of Landlord’s Mortgagee. If any mortgagee of Landlord shall elect to have this Lease, in whole or in part, as a lien prior to its mortgage, then, upon such mortgagee notifying Tenant in writing to that effect, this Lease shall have priority over the lien of such mortgage to the same extent as if the same had been placed on record prior to such mortgage. If any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, any mortgage, whether or not this Lease is terminated by such foreclosure or sale, Tenant agrees that it will, upon request by the purchaser, attorn to the purchaser upon any foreclosure or sale and recognize such purchaser as Landlord under this Lease, and agrees to execute on request a nondisturbance and attornment agreement with any such purchaser, it being the intent hereof that if this Lease should be terminated by such foreclosure or sale, it shall, upon request by such purchaser, be reinstated as a lease between such purchaser and Tenant. If any mortgagee of Landlord’s interest hereunder shall take possession of the Premises prior to or pending foreclosure pursuant to the terms of such mortgage, Tenant agrees upon request of such mortgagee to attorn to such mortgagee as provided in the immediately preceding sentence. Tenant, upon request of any party in interest, shall execute upon presentation such instrument or instruments as shall be requested to carry out the requirements of this Section.

9.3 Estoppel Certificates. Tenant shall, at any time and from time to time, upon not less than five (5) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing similar in form to the example included as Exhibit “F”, certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the dates to which the rental and other charges, if any, have been paid in advance and the amount of Tenant’s Security Deposit, if any, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, and that there are no events or conditions, then in existence which, with the passage of time or notice or both, would constitute a default on the part of the Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed, and addressing other items required by Landlord. It is expressly understood and agreed that any such statement may be relied upon by Landlord and any prospective purchaser or encumbrancer of all or any portion of the Premises, Building or Project. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a default under this Lease and, in any event, shall be conclusive evidence that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution.

9.4 Lease Amendment; Financial Information. If Landlord is required by a prospective mortgagee to the Project to amend this Lease to provide additional protection to such mortgagee in order to secure a loan from such mortgagee, then Tenant agrees to amend this Lease to provide such protection to the mortgagee; provided, however, that such amendment shall not have a material adverse effect on Tenant’s rights and obligations hereunder. Should a prospective mortgagee or purchaser of the Project require financial statements relating to Tenant, Tenant shall provide, within ten (10) days after written request from such prospective mortgagee or purchaser, the requested balance sheets and income statements upon the understanding that such information shall be kept confidential.

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9.5 Tenant’s Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver, within ten (10) days after written request from Landlord, to any lender designated by Landlord any financial statements required by the lender to facilitate the financing or refinancing of the Premises. Tenant represents and warrants to Landlord that each financial statement is a true, complete, and accurate statement as of the date of the statement. All financial statements will be confidential and will be used only for the purposes set forth in this Lease.

ARTICLE 10

SALE OF LANDLORD’S INTEREST

10.1 Sale of Landlord’s Interest. Landlord shall have the right to sell, convey, transfer or assign all or any part of its interest in the Premises, Building and Project, or all or any of its rights and obligations under this Lease, without prior notice to or the consent of Tenant.

10.2 Tenant Attornment. Tenant shall attorn to any purchaser or assignee under Section 10.1

10.3 Sale or Assignment by Landlord. Landlord shall be automatically freed and relieved from all liability respecting the performance of any covenants or obligations on the part of Landlord contained in this Lease upon a sale, conveyance or assignment of its interest in the Premises, Building or Project except as to the obligations already accrued. Upon any such sale, conveyance or assignment, the buyer, grantee or assignee shall become responsible for all of the covenants and conditions herein contained and on the part of Landlord to be observed or performed after the time of such sale or conveyance.

ARTICLE 11

INDEMNITY AND RISK OF INJURY, LOSS AND DAMAGE

11.1 Indemnity. Tenant, as a material part of the consideration to Landlord for this Lease, will and does hereby assume all risk of bodily injury, wrongful death and/or property damage, business interruption or economic loss occasioned by any accident or nuisance made or suffered in the Building or Project or resulting from any failure on the part of Tenant to maintain the Premises in a safe condition. Tenant hereby waives, on its behalf and on behalf of Tenant’s Agents, all claims in respect thereof against Landlord and Landlord’s Agents, and acknowledges that this assumption of risk by Tenant has been bargained for in determining rent and other obligations of Tenant under this Lease. Tenant hereby agrees to indemnify and save harmless Landlord and Landlord’s Agents from and against any and all claims, loss, cost and liability for bodily injury, wrongful death and/or property damage, business interruption or economic loss by any persons (including, without limitation, Tenant’s Agents and Landlord’s Agents) arising out of or in connection with: the use or occupancy of the Premises by Tenant or any other person claiming by, through or under Tenant; any accident, fire or nuisance in the Building, Project or Premises; or any nuisance made or suffered thereon caused by Tenant’s negligence; or any failure by Tenant to keep the Premises in a safe condition; or any failure by Tenant to comply and conform with all laws, statutes, ordinances and regulations of the United States, the state in which the Property is located, and any local or municipal laws, statutes, ordinances and regulations now or hereafter in force; or from any default by Tenant in the performance of any of the covenants, conditions or provisions of this Lease. Notwithstanding the foregoing, Tenant’s indemnity obligations hereunder shall not extend to loss and damage to the extent resulting from the gross negligence or wrongful acts or omissions of Landlord, Tenant further agrees that in case of any claim, demand, proceeding, action or cause of action, threatened or actual, against Landlord, upon Landlord’s written request, Tenant shall defend Landlord at Tenant’s expense by counsel satisfactory to Landlord. If Landlord does not request such defense or Tenant does not provide such defense, then Tenant will reimburse Landlord as aforesaid, and agrees to cooperate with Landlord in such defense, including, but not limited to, the providing of affidavits and testimony upon request of Landlord.

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11.2 Non-liability of Landlord. Tenant, as a material part of the consideration to Landlord for this Lease, will and hereby does assume all risk of loss or damage to furniture, fixtures, supplies, merchandise, and other property, by whomsoever owned, stored or placed in, upon or about the Building, Project or Premises, and does hereby agree that Landlord will not be responsible for loss or damage to any such property and waives all claims in respect thereof against Landlord and Landlord’s Agents and acknowledges that this assumption of risk by Tenant has been bargained for in determining rent and other obligations of Tenant under this Lease. Tenant hereby agrees to indemnify and save harmless Landlord from and against any and all claims for such loss or damage. Without prejudice to the generality of the foregoing, Landlord shall not be liable for any damage to any property entrusted Landlord or Landlord’s Agents, nor for damage to any property at any time stored or kept in the Premises or any other part of the Building or Project, arising from rain or from any other water which may leak, issue or flow from any part of the Project, or from the pipes or plumbing from the same or any other place or quarter, nor for any damage to property in the Building or Project caused by theft or accident involving elevators, or for damage of any character arising out of defects of construction of the Building, the Project, the Premises or any machinery, equipment, electrical wiring or facility therein or failure or breakdown thereof, or from lack of repair or proper operation of the same, or from any other cause.

ARTICLE 12

INSURANCE

12.1 Public Liability and Property Damage. During the Term, Tenant shall maintain a commercial general liability policy of insurance, at Tenant’s expense, insuring Landlord against liability arising out of the use, occupancy, or maintenance of the Premises. The initial amounts of the insurance must be at least: $1,000,000 for Each Occurrence, $2,000,000 General Aggregate per policy year, $100,000 Property Damage, and $10,000 Medical Expense; plus a $2,000,000 commercial general liability umbrella; and will be subject to periodic increases based upon economic factors as Landlord may determine, in Landlord’s discretion, exercised in good faith. The amounts of the insurance will not limit Tenant’s liability or relieve Tenant of any obligation under this Lease. The policies must contain cross liability endorsements, if applicable, and must insure Tenant’s performance of the indemnity provisions of Section 11.1 The policies must contain a provision that prohibits cancellation or modification of the policy except upon thirty (30) days’ prior written notice to Landlord. Tenant may discharge Tenant’s obligations under this Section by naming Landlord as an additional insured under a commercial general liability insurance policy maintained by Tenant and containing the coverage and provisions described in this Section. Tenant shall deliver a copy of the policy or certificate (or a renewal) to Landlord prior to the Commencement Date and prior to the expiration of the policy during the Term. If Tenant fails to maintain the policy, Landlord may elect to maintain the insurance at Tenant’s expense. Tenant may, at Tenant’s expense, maintain other liability insurance as Tenant deems necessary.

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12.2 Insurance on Personal Property, Improvements and Business Interruption. Tenant shall procure at its own expense and will keep in force during the Term and any extension thereof, insurance on all Improvements and Tenant’s trade fixtures, merchandise and personal property in the Premises with a responsible insurance company authorized to do business in the State in which the Property is located, and otherwise acceptable to Landlord, which insurance, at a minimum, shall insure against destruction of damage by fire and other perils covered by an ISO Commercial Property Special Cause of Loss form or its equivalent and shall include replacement cost coverage and agreed value endorsements. Such insurance shall be in the joint names of Landlord, Tenant, any mortgagee of Landlord’s interest in this Lease, and such other parties as Landlord may specify, as their interests may appear. All proceeds shall be payable in case of loss to Landlord, and Tenant will pay all premiums on such insurance when due. Notwithstanding anything in Section 13.1 to the contrary, in every case of loss or damage to such Improvements, trade fixtures, merchandise and personal property, Tenant, with all reasonable speed, will use all proceeds of such insurance for rebuilding, repairing or otherwise reinstating the improvements, trade fixtures, merchandise and personal property, in a good and substantial manner, and Tenant will make up from its own funds any deficiency in such insurance proceeds, unless this Lease is terminated as provided in Section 13.1.2, in which case Tenant shall be entitled to payment from such proceeds of an amount equal to the unamortized cost of Improvements made by Tenant, and the fair value of Tenant’s trade fixtures, merchandise and personal property. Landlord may elect to maintain such insurance, which would insure against loss of the Improvements, and in such event, upon written notice to Tenant from Landlord, Tenant will be relieved of the requirement of this Section of the Lease but only as to Improvements. The cost of any such insurance maintained by Landlord shall be an Operating Expense as provided in Section 2.15. The foregoing provisions shall not alter the requirement of business interruption insurance that Tenant must carry. The amount of business interruption insurance shall be sufficient for Tenant to make all payments required under this Lease as well as all other continuing obligations of Tenant respecting its operations in the Premises for a period of twelve (12) months.

12.3 Notice to Landlord. Each insurance policy required under the provisions of this Article 12 shall provide that it cannot be canceled with less than thirty (30) days’ prior written notice to Landlord and any such mortgagees and, if obtainable, shall provide for notice to Landlord and any such mortgagees if not renewed at the expiration thereof. A current certificate that each such policy is in effect and, if required by Landlord, a true copy of each such policy shall be deposited with Landlord and any such mortgagees by Tenant at the commencement of the Term and renewed thereafter so as to be kept current at all times.

12.5 Reciprocal Waivers of Subrogation. Landlord hereby waives on behalf of itself and on behalf of its insurance carrier, if any, any claim which Landlord might otherwise have against Tenant or Tenant’s Agents arising out of any loss or damage, including consequential loss or damage, to any property of Landlord within the Premises, Building or Project from any risk required to be insured against by Landlord. Tenant hereby waives, on its behalf and on behalf of its insurance carrier, if any, any claim which Tenant might otherwise have against Landlord or Landlord’s Agents arising out of loss or damage, including consequential loss or damage, to any property of Tenant within the Premises, Building or Project.

12.5 Blanket Insurance. Tenant may fulfill its obligations under this Article by maintaining a “blanket” policy or policies of insurance covering other properties besides the Premises; provided that by specific endorsement thereto coverage of the Premises is maintained at or above the level required hereunder.

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12.6 Landlord Insurance. Landlord shall maintain fire and extended coverage insurance on the Building including the Premises in such amounts as Landlord elects. The cost of such insurance shall be included as a part of Operating Expenses, and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

ARTICLE 13

DAMAGE AND RESTORATION

13.1 Repairs by Landlord.

13.1.1 If the Premises, not including the Improvements, or any portion thereof shall be damaged or destroyed during the Term by any casualty insurable under an ISO Commercial Property Special Cause of Loss form, or if the Premises shall be damaged by any other type of casualty to an extent which is less than twenty-five percent (25%) of what had been the insurable value of the Premises immediately prior to such other type of casualty, Landlord shall, except as otherwise provided in this Lease and to any delay or inability from causes beyond Landlord’s control, repair and/or rebuild the same, not including the Improvements, substantially to its condition immediately prior to such damage or destruction. If Landlord elects under Section 12.2 to insure the Improvements to the Premises, Landlord shall, in the case of an insured casualty, also repair and rebuild the Improvements hereunder in accordance with the foregoing provision.

13.1.2 If the Premises shall be damaged to the extent of twenty-five percent (25%) or more of what had been its insurable value immediately prior to the casualty and such casualty shall not have been insurable under an ISO Commercial Property Special Cause of Loss form, then Landlord may, at Landlord’s option, either terminate this Lease or elect to repair such damage or rebuild the Premises (excluding the Improvements). If Landlord elects to repair or rebuild the Premises (excluding the Improvements), Landlord shall perform such repair or rebuilding as provided in Section 13.1(a). Within thirty (30) days after any such casualty Landlord shall notify Tenant whether Landlord intends to repair or rebuild the Premises (excluding the Improvements). If Landlord elects not to repair or rebuild, this Lease shall terminate without further notice, Tenant shall immediately vacate the Premises and all further obligations of both parties hereunder shall cease (other than those which shall theretofore have accrued), effective as of the date on which Tenant vacates or ceases doing business in the Premises. If such damage or destruction occurs and this Lease is not terminated by Landlord, this Lease shall remain in full force and effect, and the Landlord and Tenant waive the provisions of any law to the contrary.

13.1.3 Landlord’s obligation under this Section shall in no event exceed the scope of the work done by Landlord in the original construction of the Premises, nor the scope of the work done in the construction of the Improvements (if Landlord shall be obligated to repair or rebuild the Improvements hereunder).

13.2 Continuation of Business. During any period of reconstruction or repair of the Premises, Tenant shall continue the operation of Tenant’s business in the Premises to the extent reasonably practicable from the standpoint of good business practice.

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13.3 Repairs by Tenant. Notwithstanding anything contained in Section 13.1 to the contrary (except any obligation of Landlord to repair or rebuild the Improvements), in the event of any damage or destruction affecting the Premises, Tenant shall, unless this Lease is terminated pursuant to Section 13.1.2, forthwith replace or fully repair all Improvements, exterior signs, trade fixtures, equipment, display cases and other property originally installed by Tenant in the Premises.

13.4 No Abatement of Rent. Rent shall not be abated by reason of any damage or destruction to the Premises, it being the intention that Tenant shall obtain rental/business interruption insurance.

ARTICLE 14

CONDEMNATION

14.1 Termination of Lease as to Portion Taken. If the Premises or any part thereof or interest therein is taken by condemnation (other than a temporary taking, which is provided for in Section 14.6), this Lease shall terminate as to the part so taken upon the earlier of the time possession or title thereof vests in the condemnor.

14.2 Landlord’s Option to Terminate. If any part of or interest in the Premises is taken by condemnation and Landlord shall decide to discontinue the use or operation of the Project or to demolish, alter or rebuild the same as a result of such taking, then Landlord shall have the right to terminate this Lease by giving Tenant written notice of termination within sixty (60) days after such taking. Any such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given.

14.3 Tenant’s Option to Terminate. If more than twenty-five percent (25%) of the Premises is taken by condemnation and the remaining part is thereby rendered unfit for Tenant’s use, Tenant may terminate this Lease by giving Landlord written notice of termination within fifteen (15) days after possession is lost or title passes, whichever shall first occur. Any such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given.

14.4 Reduction of Rent. If part of the Premises is taken by condemnation (other than a taking for a limited period, which is provided for in Section 14.6) and neither Landlord nor Tenant shall terminate this Lease as provided herein, then this Lease shall continue as to the part of the Premises not taken and the Base Rent shall be reduced in the same proportion as the Rentable area of the Premises shall have been reduced as a result of such taking.

14.5 Right to Compensation. In the event of any taking described in Sections 14.1, 14.2 or 14.3, all compensation and damages payable or to be paid for or by reason of such taking shall be payable to and be the sole property of Landlord without any apportionment to Tenant, and Tenant hereby assigns to Landlord any right to compensation or damages for Tenant’s leasehold interest in the Premises condemned; provided; however, that Tenant shall not be prevented hereby from filing any claim against the condemning authority for the taking of any fixtures owned by Tenant and for moving expenses. Termination of this Lease by Landlord pursuant to Section 14.2 or by Tenant pursuant to Section 14.3 shall not modify the respective rights of Landlord and Tenant to compensation and damages.

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14.6 Taking for a Limited Period. If the Premises or any part thereof shall be temporarily taken by condemnation for a limited period, this Lease shall not terminate. Tenant shall continue to pay in full all amounts provided for herein, in the manner and at the times herein specified, and, except only to the extent that Tenant is prevented from so doing by reason of any order of the condemning authority, Tenant shall continue to perform and observe all of the other covenants, agreements, terms and provisions of this Lease as though such taking had not occurred. In the event of any such taking, Tenant shall be entitled to the entire amount paid by governmental authority with respect to governmental occupancy of the Premises during the Term (whether paid by the authority as damages, rent or otherwise), and in the event any such governmental occupancy extends beyond the date of termination of this Lease, all such amounts paid by governmental authority shall be prorated as of the date of termination of this Lease. Landlord shall have a lien on all amounts payable to Tenant and may require Tenant to assign the same to Landlord to be held without interest as security for the payment of rent and other sums that shall be payable by Tenant during such period. Tenant covenants that at the termination of any such limited taking prior to the expiration nor earlier termination of this Lease, Tenant will restore the Premises and Improvements as near as reasonably possible to the condition that the same were in prior to such taking.

ARTICLE 15

DEFAULT BY TENANT

15.1 Definition of Default. Each of the following constitutes an event of default under the Lease:

15.1.1 Tenant shall fail to pay Base Rent, Additional Rent, or any other amount as the same becomes due under this Lease;

15.1.2 Tenant shall fail to increase the Security Deposit as provided in Section 3.8.2 or to replenish the Security Deposit as provided in Section 3.8.3;

15.1.3 Tenant shall fail to make repairs as provided in, or otherwise comply with the provisions of, Sections 4.4 and 6.4;

15.1.4 Tenant shall fail to observe and comply with the Rules and Regulations;

15.1.5 Tenant shall fail to remove and bar a Tenant employee as provided in Section

4.16;

15.1.6 Tenant shall, or shall attempt to, assign, mortgage, pledge, encumber, transfer or sublet the Premises without Landlord’s consent;

15.1.7 Tenant shall fail to timely deliver an Estoppel Certificate as required by Section 9.3;

15.1.8 Tenant shall fail or persistently fail to observe or perform any of the other covenants in the Lease which are Tenant’s responsibility, and such default shall continue for ten (10) days after written notice thereof is given to Tenant, or, if such default cannot reasonably be cured within said 10-day period, such longer time as may be required, provided that Tenant shall within said period commence such cure and then continue it to completion;

15.1.9 Tenant shall become bankrupt, or file any debtor proceedings, or any case or proceeding, voluntary or involuntary, shall be filed by or against Tenant as debtor under any provision of the Federal Bankruptcy Code or any State statute governing any debtor-creditor rights, which seeks to have an order or decree rendered against Tenant directing any readjustment, arrangement, composition or reduction of Tenant’s debts, liabilities or obligations, or making any assignment for the benefit of creditors;

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15.1.10 Tenant shall vacate or abandon the Premises, or shall fail to take occupancy of the Premises on the Commencement Date;

15.1.11 This Lease or any interest of Tenant hereunder shall become subject to any attachment or judgment, or to any lien, charge or encumbrance not consented to by Landlord pursuant to the provisions of this Lease;

15.1.12 Any guarantor of this Lease shall default under any guaranty of this Lease, or shall repudiate or revoke such guaranty or any obligation under such guaranty; and

15.1.13 Tenant shall persistently violate the terms of this Lease or the Rules and Regulations, if any, regardless of whether Tenant cures such violations.

15.2 Landlord’s Remedies. Upon the occurrence of any of the events of default listed in Section 15.1, Landlord may pursue any one or more of the following remedies without any prior notice or demand:

15.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, Landlord may, without prejudice to any other remedy that Landlord may have for possession of the Premises or Rent in arrears, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages. Tenant shall pay to Landlord on demand the amount of all loss and damage that Landlord may suffer by reason of the termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

15.2.2 Enter upon and take possession of the Premises, without terminating this Lease and without being liable for prosecution or for any claim for damages, and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof. Landlord may relet the Premises and receive the rent therefor. Tenant agrees to pay to Landlord monthly or on demand from time to time any deficiency that may arise by reason of any such reletting. In determining the amount of the deficiency, the professional service fees, reasonable attorneys’ fees, court costs, remodeling expenses and other costs of reletting will be subtracted from the amount of rent received under the reletting.

15.2.3 Enter upon the Premises, without terminating this Lease and without being liable for prosecution or for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses that Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, together with interest thereon at the rate of twelve percent (12%) per annum from the date expended until paid. Landlord will not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

15.2.4 Accelerate and declare the Rent for the entire Term, and all other amounts due under this Lease, at once due and payable, and proceed by attachment, suit or otherwise, to collect all amounts in the same manner as if all such amounts due or to become due during the entire Term were payable in advance by the terms of this Lease, and neither the enforcement or collection by Landlord of those amounts nor the payment by Tenant of those amounts will constitute a waiver by Landlord of any breach, existing or in the future, of any of the terms or provisions of this Lease by Tenant or a waiver of any rights or remedies that the Landlord may have with respect to any breach.

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15.2.5 In addition to the foregoing remedies, Landlord may change or modify the locks on the Premises if Tenant fails to pay the Rent when due. Landlord will not be obligated to provide another key to Tenant or allow Tenant to regain entry to the Premises unless and until Tenant pays Landlord all Rent that is delinquent. Tenant agrees that Landlord will not be liable for any damages resulting to the Tenant from the lockout. Tenant may be subject to legal liability if Tenant or Tenant’s representative tampers with any lock after the locks have been changed or modified by Landlord.

15.2.6 No re-entry or taking possession of the Premises by Landlord will be construed as an election to terminate this Lease, unless a written notice of that intention is given to Tenant. Notwithstanding any such reletting or reentry or taking possession, Landlord may, at any time thereafter, elect to terminate this Lease for a previous default. Pursuit of any of the foregoing remedies will not preclude pursuit of any other remedies provided by law, nor will pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Failure of Landlord to declare any default immediately upon its occurrence. or failure to enforce one or more of Landlord’s remedies, or forbearance by Landlord to enforce one or more of Landlord’s remedies upon an Event of Default, will not be deemed or construed to constitute a waiver of default or waiver of any violation or breach of the terms of this Lease. Pursuit of any one of the remedies will not preclude pursuit by Landlord of any of the other remedies provided in this Lease. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above will include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. If Landlord terminates this Lease at any time for any default, in addition to other Landlord’s remedies, Landlord may recover from Tenant all damages Landlord may incur by reason of the default, including the cost of recovering the Premises and the Rent then remaining unpaid.

15.2.7 Nothing in this Lease will be construed as imposing any duty upon Landlord to relet the Premises. Except as required by applicable law, Landlord will have no duty to mitigate or minimize Landlord’s damages by virtue of Tenant’s default. Any duty imposed by law on Landlord to mitigate damages after a default by Tenant under this Lease will be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

15.2.7.1 Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant;

15.2.7.2 Landlord will not be obligated to lease or show the Premises on a priority basis, or offer the Premises to a prospective tenant when other space in the Project or the Building suitable for the prospective tenant’s use is (or soon will be) available;

15.2.7.3 Landlord will not be obligated to lease the Premises to a Substitute Tenant for a Rent less than the current fair market Rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor will Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building;

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15.2.7.4 Landlord will not be obligated to enter into a lease with a Substitute Tenant whose use would violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building, adversely impact the reputation of the Building, or be incompatible with other uses of the Building.

15.2.7.5 Landlord will not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner; and

15.2.7.6 Landlord will not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with the proposed Substitute Tenant (which payment will not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s default under this Lease); or Landlord, in Landlord’s reasonable discretion, determines that any such expenditure is financially justified in connection with entering into a lease with the prospective Substitute Tenant.

15.3 Use of Security Deposit. Landlord may apply the Security Deposit to the cure of Tenant’s default as provided in Section 3.8.3.

15.4. Remedies are Cumulative. Each and all of the remedies given to Landlord hereunder are cumulative and the exercise of one remedy by Landlord shall not impair Landlord’s right to any other remedy.

15.5. Limitation of Landlord’s Liability. As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease accruing on or after the date of transfer, and Tenant agrees to recognize the transferee as Landlord under this Lease. However, each Landlord shall deliver to its transferee the Security Deposit held by Landlord if the Security Deposit has not then been applied under the terms of this Lease.

15.6 Intentionally Omitted.

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ARTICLE 16

TERMINATION

16.1 Surrender of the Premises. At the expiration or sooner termination of this Lease, Tenant will surrender and deliver to Landlord possession of the Premises, including all Improvements, in good condition and repair, ordinary use and wear excepted. If there shall be no default on the part of the Tenant at the expiration or termination of this Lease, Tenant may, or if Landlord shall so require will, remove all signs and trade fixtures erected or placed upon the Premises by the Tenant and, on Landlord’s requirement only, shall also remove any Improvements made or placed in the Premises by the Tenant to the extent specified by Landlord. Tenant shall repair all damage to the Premises and remaining Improvements caused by or resulting from such removal of signs, trade fixtures, or Improvements placed by the Tenant in the Premises, and leave the Premises in a clean and orderly condition. If Tenant shall fail to perform such removal and restoration, Landlord may do so and Tenant, upon demand, will pay to Landlord the cost thereof, plus interest as provided in Section 3.13. This obligation shall survive the expiration or termination of this Lease. Any property left upon the Premises by Tenant at the expiration or earlier termination of this Lease may, at the option of Landlord, be removed and stored by Landlord, at Tenant’s cost, or deemed by Landlord to have been abandoned by Tenant, in which case Landlord may appropriate, destroy or dispose of the same without liability or accountability to Tenant.

16.2 Holding Over. Tenant shall vacate the Premises immediately upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord as a result of any delay by Tenant in vacating the Premises. If Tenant does not vacate the Premises upon the expiration of the Term or earlier termination of this Lease, Tenant’s occupancy of the Premises will be a day-to-day tenancy, subject to all of the terms of this Lease, except that the Base Rent during the holdover period will be increased to an amount that is 125% times the Base Rent in effect on the expiration or termination of this Lease, computed on a daily basis for each day of the holdover period, plus all additional sums due under this Lease. This Section will not be construed as Landlord’s consent for Tenant to hold over or to extend this Lease. For purposes of this Section, Tenant shall not be deemed to have “vacated” the Premises until Tenant has fully complied with the requirements of Section 16.1

ARTICLE 17

LANDLORD’S LIABILITY

17.1 Landlord’s Failure to Perform. Landlord shall not be deemed to be in default in the performance of any obligation required by this Lease unless Landlord has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord. The notice shall specify what obligation Landlord has failed to perform. If the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord within such thirty (30) day period commences to cure the default and then continues the cure to completion. No such default by Landlord shall constitute ground for canceling this Lease.

17.2 Notice to Landlord’s Mortgagees. Tenant agrees to give all mortgagees, under mortgages of any interest of Landlord in the Premises, Building or Project, by registered mail, a copy of any notice of failure to perform served upon Landlord; provided that prior to such notice Tenant has been notified, in writing, of the address of any such mortgagee. Tenant further agrees that, if Landlord shall fail to cure such failure to perform within the time provided for in this Lease, before Tenant pursues its other remedies any such mortgagee shall have an additional sixty (60) days within which to cure the default, or if such default cannot be cured within that time, then such additional time as may be necessary, provided that such mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default within such sixty (60) days.

17.3 Limitation on Liability of Landlord and Mortgagee. In the event Landlord is a trust or partnership, if Landlord fails to perform any covenant or obligation on the part of Landlord contained in this Lease, Tenant may proceed only against the trust or partnership and may recover only from the assets of the trust or partnership. Tenant shall have no right to proceed against or recover from any trustee or partner of Landlord, individually or collectively, or Landlord’s Agents, except to the extent provided in the preceding sentence. The liability of any mortgagee who succeeds to the interest of Landlord under this Lease by foreclosure, deed in lieu of foreclosure or otherwise shall be limited to such mortgagee’s interest in the Project.

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17.4 Exemptions from Liability. Landlord shall not be liable for any damage or injury to the persons, business (or any loss of income), goods, inventory, furnishings, fixtures, equipment, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Premises, whether the damage or injury is caused by or results from fire, steam, electricity, water, gas or wind; the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; conditions arising on or about the Premises or upon other portions of any building of which the Premises is a part or the Project, or from other sources or places; or any act or omission of any other tenant of any building on the Property or Project. Landlord shall not be liable for any damage or injury even though the cause of or the means of repairing the damage or injury are not accessible to Tenant. The provisions of this Section 17.4 will not, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct.

ARTICLE 18

HAZARDOUS MATERIALS

18.1 Tenant Representations and Agreements. For the purpose of inducing Landlord to lease to Tenant the Premises, Tenant does hereby represent to and agree with the Landlord as follows:

18.1.1 Tenant covenants to the Landlord that Tenant and Tenant’s Agents will not use, generate, manufacture, treat, handle, refine, produce, process, store, discharge, release, dispose of or allow to exist on, within, under or about the Project, any Hazardous Material, except in full compliance with all applicable Hazardous Materials Laws.

18.1.2 If Tenant at any time becomes aware of any Hazardous Discharge or of any Hazardous Materials Claims in respect of the Project, Tenant will immediately advise Landlord thereof, in writing, and provide to Landlord such detailed reports thereof as may be reasonably required by Landlord. Landlord shall have the right to join and participate in, as a party if it so elects, any settlements, remedial actions, legal proceedings or actions initiated in respect of any Hazardous Materials Claims.

18.1.3 Tenant will indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against all reasonable expenses (including reasonable fees of legal counsel), losses, liabilities, and damages (including foreseeable or unforeseeable consequential damages, the costs of any required or necessary repair, clean up or detoxification of the Premises or of the Project, and the preparation and implementation of any closure, remedial or other required plans) incurred by Landlord or Landlord’s Agents that may arise out of or may be directly or indirectly attributable to the use, generation, manufacture, treatment, handling, refining, production, processing, storage, release, discharge, disposal or presence of any Hazardous Material on, within, under or about the Project, caused by Tenant and/or Tenant’s Agents and any sublessees of Tenant and Landlord’s investigation and handling (including the defense) of any Hazardous Materials Claims, whether or not any lawsuit or other formal legal proceeding shall have been commenced in respect thereof. The provisions of this paragraph shall survive the expiration, termination, assignment or cancellation of this Lease. Notwithstanding the foregoing, Tenant shall not be responsible for any, nor shall Tenant’s indemnification obligation herein apply to, Hazardous Materials present or discharged on or from the Premises or the Project prior to the Commencement Date.

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18.1.4 If requested by Landlord, Tenant, at Tenant’s sole cost and expense, shall, immediately prior to the expiration of the Term, cause a Phase I (or similar) Environmental Assessment of the Premises to be conducted by a competent and experienced environmental engineer or engineering firm (“Environmental Consultant”) and shall provide a copy of such assessment to Landlord in order to confirm Tenant’s compliance with the covenants in this Section 18.1 Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the Environmental Consultant that is necessary to remove, mitigate or remediate any Hazardous Materials contamination of the Premises or the Project caused by Tenant or by Tenant’s Agents or sublessees. If Tenant fails to comply with the provisions of this Section prior to the expiration or earlier termination of the Term, then upon the expiration or earlier termination of the Term, Landlord shall have the option either to consider this Lease as having ended or to treat Tenant as a holdover tenant in possession of the Premises.

18.2. Intentionally Omitted.

18.3. Intentionally Omitted.

ARTICLE 19

MISCELLANEOUS

19.1. Tenant’s Financial Condition. Each calendar year during the Term, within fifteen (15) business days, Tenant shall, if so requested in writing by Landlord, deliver to Landlord accurate and complete copies of its annual tax return, balance sheet and income statement for the immediately preceding calendar year. Tenant represents and warrants to Landlord that each such financial statement delivered will be an accurate and complete copy of the original, and, to its knowledge, each financial statement shall be true and correct in all material respects and present fairly the financial condition of Tenant and its guarantor as of the date of such financial statement. Landlord covenants that all financial statements shall be kept confidential and used only for the purposes set forth herein.

19.2 Time of Essence. Time is of the essence of this Lease.

19.3. OFAC. Neither Tenant nor an of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employee, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury, including those named on OFAC’s Specially Designated and Blocked Persons List, or any statute, executive order (including the September 24 2001 executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten To Commit, Or Support Terrorism, or other governmental action.

19.4. Brokerage Commissions. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than the Brokers identified in Article 1, whose commissions shall be paid pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

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19.5. Execution by Landlord. The submission of this Lease for examination does not constitute a reservation of or option to lease the Premises, and this Lease shall become effective as a lease only upon execution and delivery by both Tenant and Landlord.

19.6 Costs and Attorneys’ Fees. In the event of any action or proceeding brought by either party against the other based upon or arising out of this Lease, the prevailing party shall be entitled to recover all costs, including reasonable attorneys’ fees, from the other. Tenant also agrees to pay all costs and reasonable attorneys’ fees which may be incurred or paid by Landlord in enforcing without litigation any of the covenants, conditions or agreements contained in this Lease, and all such amounts shall be deemed payable upon demand. If Landlord becomes involved in any action, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or Tenant’s Agents, Tenant agrees to pay Landlord’s reasonable attorneys’ fees and other costs incurred in connection with such action.

19.7 Landlord’s Consent. If Landlord’s approval or consent is required in this Lease, unless otherwise specifically provided to the contrary, such approval or consent may be granted or denied by Landlord at its sole discretion but in a commercially reasonable time period, and Landlord shall not be required to provide Tenant with an explanation for the denial of any approval or consent.

19.8 Notice. All notices required or permitted hereunder shall be in writing and may be delivered for all purposes by being sent as registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at its post office address hereinabove set forth (if prior to the Commencement Date) or to the Premises (if after the Commencement Date), or to Landlord at its post office address hereinabove set forth or at such other post office address as Landlord may from time to time designate in writing by notice to Tenant, or delivered personally to Tenant (if Tenant is an individual), to a general partner of Tenant (if Tenant is a partnership), or to an officer or director of Tenant (if Tenant is a corporation). Any such notice shall be conclusively deemed to have been delivered two (2) days after the date of such mailing, or upon the date of such personal delivery. If there is more than one Tenant, delivery of notice to any one thereof shall be construed a notice to all Tenants.

19.9 Severability. If for reason any of the provisions of this Lease shall be unenforceable or ineffective, all of the other provisions shall remain in full force and effect.

19.11 Waiver. Landlord’s failure to take advantage of any default or breach of covenant on the part of Tenant shall not be construed as a waiver thereof, nor shall any custom or practice which may grow up between Landlord and Tenant in the course of administering this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of any term, covenant or condition hereof, or to waive or lessen the right of Landlord to exercise any remedies given Landlord due to any default by Tenant. A waiver by Landlord of a particular breach or default shall not be deemed to be a waiver of the same or any other subsequent breach or default. The acceptance of Base Rent or any other sum due hereunder shall not be, or be construed to be, a waiver of any breach of any term, covenant or condition of this Lease, whether or not Landlord has knowledge of such breach at the time of such acceptance.

19.12 Successors. Except as otherwise provided, all of the covenants, agreements, terms and conditions contained in this Lease shall be for the benefit of and binding upon Landlord and Tenant and their respective heirs, personal representatives, successors and permitted assigns.

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19.13 Joint and Several Obligations. In any case where this Lease is signed by more than one Tenant, the obligations hereunder shall be joint and several.

19.14 Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the State in which the Property is located.

19.15 Article and Section Headings. The article and section headings herein are for convenience of reference, and shall in no way define, limit or describe the scope or intent of any provisions of this Lease.

19.16 Force Majeure. Unless otherwise specifically provided herein, if either Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor disputes or disturbances, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or any other reason of a like nature not the fault of the party delayed in performing work or doing acts required by this Lease, then performance of such act shall be excused of the period of the delay, and the period for the performance of such act shall be extended for a period equivalent to the period of such delay; provided, however, that this Section shall not operate to excuse Tenant from the prompt payment of Base Rent, Additional Rent, or other sums required by this Lease to be paid by Tenant.

19.17 Reservations. This Lease shall be subject to any lien or encumbrance of record existing on the date hereof and, in addition to any other rights reserved herein by Landlord, Landlord is hereby expressly reserving the following rights:

19.17.1 The right to grant or relocate all easements now or hereafter required by Landlord for the construction, installation, operation, maintenance, repair and replacement of rights of way, underground lines and other transmission facilities and appurtenances for electricity, gas, telephone, water, sewage, drainage and other public services and utilities.

19.17.2 The exclusive right to the use of the roof, exterior walls and land beneath the Project, together with the right, from time to time, to install, maintain, use, repair and replace utility mains and other facilities serving other premises within Tenant’s Premises, when such location is dictated by necessities of engineering design, good practice and/or code requirements. These facilities shall include but are not necessarily limited to drains, water supply, sewage lines, sewage vents, steam and condensate pipes, condenser cooling water pipes, electric power circuits, telephone circuits, pump stations, electric panelboards, sanitary vents, fresh air supply ducts and exhaust ducts.

19.17.3 The absolute right at any time and from time to time to increase, reduce or change the size, configuration, layout, or location of any entrances, lobbies, halls, corridors, stairways, elevators, escalators, automobile parking areas, and other common facilities and provided for the use of tenants, to make alterations or additions to and build additional stories on the Building, and to construct other buildings and improvements on lands adjacent to the Building.

19.18. Entire Agreement. The provisions of this Lease constitute, and are intended to constitute, the entire agreement of Landlord and Tenant regarding the Lease. No terms, conditions, warranties, promises or undertakings of any nature whatever, express or implied, exist between Landlord and Tenant except as expressly set forth in this Lease. Any amendment or modification of this Lease must be in writing and signed by both Landlord and Tenant.

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19.19 Confidentiality. Tenant understands that during the course of any meetings, contact, and/or dealings with any third-party, Tenant agrees to hold in trust and in confidence proprietary information, including but not limited to rental rates, lease concessions and terms. Tenant agrees to not disclose any such proprietary information to anyone, excluding Tenant’s contracted leasing agent or broker, if any, without Landlord’s prior written approval. Tenant acknowledges that breach of this agreement would cause Landlord’s irreparable injury and damage that cannot be reasonably or adequately compensated by damages in an action at law, and, therefore, Tenant hereby expressly agrees that in the event of such breach of confidentiality by Tenant, Landlord shall be entitled to, but in no way limited to, additional consideration in the amount of 150% of Tenant’s annual rent in effect at the time of any occurrence of such breach of this agreement.

19.20. Landlord and Tenant Representations and Warranties. Landlord and Tenant each represent and warrant that this Lease has been duly authorized, executed, and delivered by such party and constitutes the legal, valid, and binding obligation of such party, there are no actions, suits, or proceedings pending or, to the knowledge of such party, threatened against or affecting such party, at law or at equity before any governmental authority that would impair such party’s ability to perform under this Lease; the consummation of the transactions hereby contemplated and the performance of this Lease will not result in any breach or violation of, or constitute a default under, any lease or financing agreement; and Tenant agrees that, if it is not an individual, it shall provide to Landlord, upon Landlord’s request, evidence of the execution and delivery of this Lease have been duly authorized by Tenant.

19.21. Counterparts and Electronic Signatures. This Lease may be executed in separate counterparts, each of which when executed and delivered shall be an original for all purposes, but all of which, when taken together, shall constitute one and the same instrument. Executed counterpart signature pages of this Lease may be delivered by facsimile, email in portable document format (.pdf), or other electronic transmission intended to preserve the original graphic appearance of a document including but not limited to DocuSign or similar services, and any such signature page shall be deemed an original.

19.22 Authority. The individual signing this Lease on behalf of Tenant represents and warrants that they are empowered and duly authorized to bind Tenant to this Lease. If the Tenant is a corporation, limited liability company, or limited or general partnership, the individual executing this Amendment on behalf of Tenant represents and warrants that they are duly authorized to execute this Amendment and this Amendment is binding on Tenant in accordance with its terms.

19.23 Legal Counsel. The parties hereby acknowledge that each is represented by legal counsel in connection with this Lease, or each has knowingly waived their right to such representation.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, Tenant and Landlord have executed this Lease as of the Lease Date.

TENANT:

YERBAE, LLC, a Delaware limited liability company

By:
Name:	Todd Gibson
Its:	CEO

LANDLORD:

CANYON VILLAGE HUI, LLC, an Arizona limited liability company

CANYON VILLAGE HUI MANAGEMENT, LLC, an Arizona limited liability company

By:	BRANDON HOLDINGS, INC., a Nevada corporation, its Manager

Thomas M. Foley, Vice-President

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

EXHIBIT “A”

DESCRIPTION OF LAND

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SCOTTSDALE, IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1: DC RANCH-CANYON VILLAGE

A parcel of land lying within Section 29, Township 4 North, Range 5 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more particularly described as follows:

COMMENCING at the south quarter corner of Section 29, a General Land Office (G.L.O.) brass cap, from which the southwest corner of said Section 29, a G.L.O. brass cap bears North 89 degrees 47 minutes 17 seconds West (basis of bearing), a distance of 2642.74 feet;

THENCE along the south line of said section, North 89 degrees 47 minutes 17 seconds West, a distance of 5.77 feet;

THENCE leaving said south line, North 00 degrees 12 minutes 43 seconds East, a distance of 688.54 feet, to the northerly line of Village Health Studio as recorded in Document No. 2004-355084, Maricopa County Records (M.C.R.) and the POINT OF BEGINNING;

THENCE along said northerly line, North 89 degrees 38 minutes 09 seconds West, a distance of 108.79 feet;

THENCE South 75 degrees 21 minutes 51 seconds West, a distance of 174.24 feet, to the easterly right-of-way line of Thompson Peak Parkway as shown on Map of Dedication (M.O.D.) for DC Ranch Thompson Peak Parkway Infrastructure from Horseshoe Canyon Drive to the South Boundary line, recorded in Book 657, page 11, M.C.R.;

THENCE leaving said northerly line, along said easterly right-of-way line, North 14 degrees 38 minutes 09 seconds West, a distance of 113.00 feet;

THENCE South 75 degrees 21 minutes 51 seconds West, a distance of 23.99 feet, to the beginning of a curve;

THENCE northwesterly along said curve, having a radius of 25.00 feet, concave northeasterly, through a central angle of 86 degrees 00 minutes 00 seconds, a distance of 37.52 feet, to the curve’s end;

THENCE North 18 degrees 38 minutes 09 seconds West, a distance of 33.35 feet;

THENCE North 08 degrees 54 minutes 30 seconds West, a distance of 71.02 feet;

THENCE North 18 degrees 38 minutes 09 seconds West, a distance of 69.28 feet;

THENCE North 34 degrees 37 minutes 08 seconds West, a distance of 41.67 feet, to a point of intersection with a non-tangent curve;

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

THENCE northerly along said curve, having a radius of 1059.00 feet, concave easterly, whose radius bears North 73 degrees 10 minutes 13 seconds East, through a central angle of 03 degrees 00 minutes 01 seconds, a distance of 55.46 feet, to a point of reverse curvature;

THENCE northerly along said curve, having a radius of 281.00 feet, concave easterly, through a central angle of 15 degrees 15 minutes 45 seconds, a distance of 74.85 feet, to a point of reverse curvature;

THENCE northerly along said curve, having a radius of 319.00 feet , concave westerly, through a central angle of 08 degrees 37 minutes 22 seconds, a distance of 48.01 feet, to a point of reverse curvature;

THENCE northerly along said curve, having a radius of 1047.00 feet, concave easterly, through a central angle of 05 degrees 13 minutes 48 seconds, a distance of 95.57 feet, to a point of reverse curvature;

THENCE northeasterly along said curve, having a radius of 25.00 feet, concave southeasterly, through a central angle of 92 degrees 31 minutes 25 seconds, a distance of 40.37 feet, to a point of intersection with an nontangent line;

THENCE North 00 degrees 33 minutes 50 seconds East, a distance of 40.00 feet;

THENCE North 89 degrees 26 minutes 10 seconds West, a distance of 12.01 feet, to the beginning of a curve;

THENCE northwesterly along said curve, having a radius of 25.00 feet, concave northeasterly, through a central angle of 92 degrees 29 minutes 40 seconds, a distance of 40.36 feet, to a point of reverse curvature;

THENCE northerly along said curve, having a radius of 1059.00 feet, concave easterly, through a central angle of 01 degrees 16 minutes 09 seconds, a distance of 23.46 feet, to a point of intersection with a non-tangent line;

THENCE leaving said easterly right-of-way line, South 86 degrees 40 minutes 18 seconds East, a distance of

85.32 feet;

THENCE South 04 degrees 24 minutes 17 seconds West, a distance of 11.07 feet, to a point of intersection with a non-tangent curve;

THENCE easterly along said curve, having a radius of 169.16 feet, concave southerly, whose radius bears South 00 degrees 10 minutes 39 seconds East, through a central angle of 16 degrees 47 minutes 39 seconds, a distance of 49.58 feet, to a point of intersection with a non-tangent curve;

THENCE easterly along said curve, having a radius of 171.09 feet, concave northerly, whose radius bears North 13 degrees 26 minutes 47 seconds East, through a central angle of 15 degrees 48 minutes 56 seconds, a distance of 47.23 feet, to a point of intersection with a non-tangent curve;

THENCE easterly along said curve, having a radius of 1527.83 feet, concave southerly, whose radius bears South 02 degrees 27 minutes 56 seconds East, through a central angle of 01 degrees 08 minutes 42 seconds, a distance of 30.53 feet, to a point of intersection with an non-tangent line;

THENCE North 07 degrees 06 minutes 15 seconds East, a distance of 5.65 feet, to a point of intersection with a non-tangent curve;

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

THENCE easterly along said curve, having a radius of 276.38 feet, concave southerly, whose radius bears South 07 degrees 52 minutes 58 seconds East, through a central angle of 18 degrees 04 minutes 01 seconds, a distance of 87.15 feet, to a point of intersection with a non-tangent curve;

THENCE easterly along said curve, having a radius of 537.83 feet, concave northerly, whose radius bears North 08 degrees 43 minutes 25 seconds East, through a central angle of 13 degrees 08 minutes 39 seconds, a distance of 123.38 feet, to a point of intersection with a non-tangent line; THENCE North 76 degrees 54 minutes 22 seconds East, a distance of 61.57 feet;

THENCE South 00 degrees 16 minutes 14 seconds West, a distance of 82.21 feet, to a point of intersection with a non-tangent curve;

THENCE southerly along said curve, having a radius of 82.05 feet, concave westerly, whose radius bears South 88 degrees 44 minutes 54 seconds West, through a central angel of 09 degrees 28 minutes 52 seconds, a distance of 13.58 feet, to a point of intersection with a non-tangent curve;

THENCE southerly along said curve, having a radius of 61.95 feet, concave westerly, whose radius bears North 81 degrees 00 minutes 05 seconds West, through a central angle of 19 degrees 51 minutes 47 seconds, a distance of 21.48 feet, to the curve’s end;

THENCE South 28 degrees 51 minutes 42 seconds West, a distance of 23.66 feet;

THENCE North 61 degrees 05 minutes 45 seconds West, a distance of 11.42 feet;

THENCE North 89 degrees 36 minutes 10 seconds West, a distance of 7.14 feet;

THENCE South 28 degrees 54 minutes 15 seconds West, a distance of 91.74 feet, to a point of intersection with a non-tangent curve;

THENCE westerly along said curve, having a radius of 24.29 feet, concave northerly, whose radius bears North 09 degrees 48 minutes 27 seconds East, through a central angle of 10 degrees 20 minutes 33 seconds, a distance of 4.38 feet, to a point of intersection with a non-tangent line;

THENCE North 65 degrees 27 seconds 31 minutes West, a distance of 1.04 feet;

THENCE South 24 degrees 26 minutes 59 seconds West, a distance of 36.91 feet;

THENCE South 70 degrees 27 minutes 31 seconds East, a distance of 8.20 feet;

THENCE South 11 degrees 29 minutes 50 seconds East, a distance of 12.15 feet;

THENCE South 78 degrees 30 minutes 10 seconds West, a distance of 15.23 feet to the beginning of a curve;

THENCE southwesterly along said curve, having a radius of 2.50 feet, concave southeasterly, through a central angle of 105 degrees 54 minutes 26 seconds, a distance of 4.62 feet, to a point of compound curvature;

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

THENCE southeasterly along said curve, having a radius of 9.50 feet, concave northeasterly, through a central angle of 67 degrees 33 minutes 57 seconds, a distance of 11.20 feet, to a point of intersection with a non-tangent line;

THENCE South 14 degrees 38 minutes 15 seconds East a distance of 19.66 feet;

THENCE South 19 degrees 32 minutes 29 seconds West, a distance of 13.66 feet to the beginning of a curve;

THENCE southerly along said curve, having a radius of 24.50 feet, concave easterly, through a central angle of 25 degrees 12 minutes 55 seconds, a distance of 10.78 feet, to a point of intersection with a non-tangent line;

THENCE South 28 degrees 22 minutes 20 seconds East, a distance of 48.89 feet;

THENCE South 14 degrees 38 minutes 15 seconds East a distance of 6.24 feet;

THENCE South 75 degrees 21 minutes 45 seconds West, a distance of 2.11 feet;

THENCE South 12 degrees 18 minutes 44 seconds West, a distance of 8.58 feet;

THENCE North 77 degrees 41 minutes 16 seconds West, a distance of 8.20 feet, to the beginning of a nontangent curve;

THENCE southwesterly along said curve, having a radius of 69.50 feet, concave northwesterly, through a central angle of 33 degrees 20 minutes 56 seconds, a distance of 40.45 feet to a point of reverse curvature;

THENCE southerly along said curve, having a radius of 20.00 feet, concave easterly, through a central angle of 68 degrees 46 minutes 22 seconds, a distance of 24.01 feet, to a point of intersection with a non-tangent line;

THENCE South 27 degrees 52 minutes 37 seconds East, a distance of 64.13 feet, to the beginning of a curve;

THENCE easterly along said curve, having a radius of 15.00 feet, concave northerly, through a central angle of 90 degrees 29 minutes 43 seconds, a distance of 23.69 feet, to the curve’s end;

THENCE North 61 degrees 37 minutes 40 seconds East, a distance of 2.50 feet;

THENCE South 28 degrees 22 minutes 20 seconds East, a distance of 21.17 feet;

THENCE South 61 degrees 37 minutes 40 seconds West, a distance of 2.68 feet to the beginning of a curve;

THENCE southerly along said curve, having a radius of 15.00 feet, concave easterly, through a central angle of 87 degrees 40 minutes 48 seconds, a distance of 22.95 feet, to a point of reverse curvature;

THENCE southerly along said curve, having a radius of 203.00 feet, concave westerly, through a central angle of 23 degrees 48 minutes 31 seconds, a distance of 84.35 feet, to a point of reverse curvature;

THENCE southeasterly along said curve, having a radius of 15.00 feet, concave northeasterly, through a central angle of 88 degrees 39 minutes 21 seconds, a distance of 23.21 feet, to the curve’s end;

THENCE North 89 degrees 06 minutes 01 seconds East, a distance of 3.47 feet;

THENCE South 00 degrees 53 minutes 59 seconds East, a distance of 26.65 feet to the POINT OF BEGINNING.

PARCEL 2: The beneficial easements as set forth in that certain Supplemental Declaration of Covenants, Conditions, Restrictions and Easements for Canyon Village at DC Ranch, Supplement to the Covenant, and Airport Notification recorded May 15, 2007 recorded in Recording No. 2007-0565354, records of Maricopa County, Arizona.

PARCEL 3: The beneficial easements as set forth in that certain Shared Use and Cost Sharing Agreement recorded November 24, 2014 recorded in Recording No. 2014-0778154, records of Maricopa County, Arizona.

PARCEL 4: The beneficial easements as set forth in that certain Declaration of Covenants Regarding Party Wall recorded January 18, 2006 recorded in Recording No. 2006-77085, records of Maricopa County, Arizona.

(END OF EXHIBIT “A”)

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

EXHIBIT “B”

OUTLINE OF PREMISES

[TO BE PROVIDED PRIOR TO EXECUTION]

(END OF EXHIBIT “B”)

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

EXHIBIT “C”

RULES AND REGULATIONS

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Except as set forth in the Lease, two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed. Landlord shall supply access cards for Tenant’s employees. Tenant will be responsible for returning all access cards upon the expiration or earlier termination of the Lease and will pay a reasonable replacement fee for any lost or stolen cards.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it reasonably deems appropriate for the safety and protection of life and property.

4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the stairs or elevators, except upon prior notice to Landlord, and in such manner, in such specific stairwell or elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator or stairwell for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators, stairwells or other parts of the Building. In no event shall Tenant’s use of the elevators or stairwells for any such purpose be permitted during the hours of 8:00 a.m. - 9:00 a.m., 11 :30 a.m. - 1 :30 p.m. and 4:30 p.m. - 6:30 p.m.

6. Except as otherwise set forth in the Lease, Landlord shall have the right to control and operate the public portions of the Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

7. The requirements of Tenant will be attended to only upon application at the Office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

8. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall reasonably cooperate with Landlord or Landlord’s agents to prevent same.

9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws (other than in connection with typical office decorations and wall hangings), or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s reasonable consent first had and obtained.

11. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12. Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material.

13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

14. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

15. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.

16. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

17. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the reasonable consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the reasonable approval of Landlord.

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

18. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

19. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

20. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. This includes the closing of exterior blinds, disallowing the sun rays to shine directly into areas adjacent to exterior windows.

21. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the area in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways, stairwells and elevators provided for such purposes at such times as Landlord shall reasonably designate.

22. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.

23. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

24. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building.

25. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

26. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

27. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project.

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28. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the Building Management Office. Under no circumstance shall the food vendor display their products in a public or Common Area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

29. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

30. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

31. Tenant and Tenant’s employees, agents, contractors and other invitees shall not be permitted to bring firearms onto the Project or surrounding areas at any time.

32. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order thereof, as well as for the convenience of other occupants and tenants thereof Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

(END OF EXHIBIT “C”)

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

EXHIBIT “D”

TENANT IMPROVEMENTS

1. Generally. Tenant, at its sole cost and expense, shall perform, or cause to be performed, work in the Premises as set forth in the plans submitted, in advance, to the Landlord for Landlord’s prior approval (the “Plans”). Subject to Tenant’s satisfaction of the conditions specified in this Exhibit “D”, Tenant shall be entitled to Landlord’s Contribution. Such work, as shown in the Initial Plans and as more fully detailed in the Plans, shall be hereinafter referred to as the “Tenant Work”.

2. Plans. Landlord and Tenant have agreed that the Premises will be improved in accordance with the Plans and description of the Tenant Work described in Exhibit “D-1”.

2.1 Delays. Delays in preparing plans and specifications, making necessary revisions thereto, the completion of construction of the Tenant Work or in obtaining a certificate of occupancy, if required by the applicable governmental authority, caused by Tenant or any party associated with Tenant (a “Tenant Party”), including Tenant’s Contractors or any party employed by any Tenant Party including Tenant’s Contractors shall constitute “Tenant Delays”, together with any such other Tenant Delays described in this Exhibit or elsewhere in the Lease.

2.2	Standards of Design and Construction.

2.2.1 Tenant’s Approved Plans and all design and construction of the Tenant Work shall comply with all applicable statutes, ordinances, regulations, laws, codes, rules, and industry standards, including, but not limited to, requirements of Landlord’s fire insurance underwriters.

2.2.2 Tenant shall, at its own cost and expense obtain all required building permits and occupancy permits of required.

2.2.3 Tenant’s Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors in the Building.

2.2.4 Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work that pertains to correcting the Tenant Work.

2.2.5 Tenant shall use only new, first-class materials in the Tenant Work, except where explicitly shown in the Plans. All Tenant Work shall be done in a good and workmanlike manner.

2.2.6 In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain, or cause Tenant’s Contractors to secure, pay for and maintain during the performance of the Tenant Work and any related construction and fixturing work within the Building or Premises, insurance at coverages acceptable to Landlord prior to commencement of making such improvements.

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

2.2.7 If appropriate, Tenant agrees to use its best efforts to obtain or cause to be obtained a “no-lien” contract from each of Tenant’s Contractors. Each such no-lien Tenant’s contract shall be recorded in the Office of the Recorder of Deeds of the county in which the Premises is located within 10 days after the execution of such contract, and all subcontractors under each of such contracts shall be given a notice of such no-lien contract before any labor or materials is furnished by such subcontractor. If Tenant is unable to obtain or cause to be obtained a no-lien contract from any proposed Tenant Contractor, Tenant shall give written notice of such fact to Landlord and Landlord shall have the right to disapprove the Tenant Contract with such Tenant Contractor, which disapproval shall be deemed to be reasonable in all respects.

2.2.8 Upon completion of the Tenant Work, and if required pursuant to Paragraph 4.7, Tenant shall furnish Landlord with full and final waivers of liens and contractors’ affidavits and statements, in such form as may be required by Landlord, Landlord’s title insurance company, and Landlord’s construction or permanent lender, if any, from all parties performing labor or supplying materials or services in connection with the Tenant Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall submit to Landlord a detailed breakdown of Tenant’s total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.

3. Tenant Allowance. Upon completion of the Tenant Work and Tenant’s satisfaction of all requirements set forth in this Exhibit “D”, Landlord shall contribute an amount up to the Tenant Allowance set forth in Article 1 (“Landlord’s Contribution”) for application to the extent thereof to the cost of the Tenant Work. Should the total Tenant Allowance exceed the cost of the Tenant Work, the difference may be applied as a credit towards Base Rent (the “Rent Credit”). If the cost of the Tenant Work exceeds Landlord’s Contribution, Tenant shall have sole responsibility for the payment of such excess cost. Notwithstanding anything herein to the contrary, Landlord may deduct from Landlord’s Contribution any amounts due to Landlord or its architects or engineers under this Exhibit “D” before disbursing any other portion of Landlord’s Contribution.

EXCEPT IN THE EVENT OF LANDLORD’S GROSS NEGLIGENCE, OMISSION OR WILLFUL MISCONDUCT, LANDLORD SHALL NOT BE LIABLE FOR ANY INJURY, LOSS OR DAMAGE TO ANY OF TENANT’S INSTALLATIONS OR DECORATIONS NOT INSTALLED BY LANDLORD. TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD AND LANDLORD’S CONTRACTORS FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, LIABILITIES AND CAUSES OF ACTION ARISING OUT OF OR IN CONNECTION WITH WORK PERFORMED IN THE PREMISES BY OR ON BEHALF OF TENANT (BUT EXCLUDING WORK PERFORMED BY LANDLORD OR LANDLORD’S CONTRACTORS). LANDLORD IS NOT RESPONSIBLE FOR THE FUNCTION AND MAINTENANCE OF THE TENANT IMPROVEMENTS WHICH ARE DIFFERENT FROM LANDLORD’S STANDARD IMPROVEMENTS AT THE PROPERTY OR TENANT IMPROVEMENTS, EQUIPMENT, CABINETS OR FIXTURES NOT INSTALLED BY LANDLORD. SUCH ENTRY BY TENANT AND TENANT’S CONTRACTORS PRIOR TO THE COMMENCEMENT DATE PURSUANT TO THIS SECTION SHALL BE DEEMED TO BE UNDER ALL OF THE TERMS, COVENANTS, PROVISIONS AND CONDITIONS OF THE LEASE EXCEPT THE COVENANT TO PAY RENT.

(END OF EXHIBIT “D”)

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

EXHIBIT D-1

To be included prior to execution.

[END OF EXHIBIT D-1]

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

EXHIBIT “E”

FORM OF CONFIRMATION OF COMMENCEMENT DATE LETTER

_____________________, 20_

_______________________________

_______________________________

_______________________________

_______________________________

Re:	Lease Agreement (the “Lease”) dated __________, 20__, between ______________, a _______________(“Landlord”), and ______________, a ________________(“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects and Landlord has fulfilled all of its duties under the Lease with respect to such initial Tenant Improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date. The Commencement Date of the Lease is ___________________, 20__.

3. Expiration Date. The Term is scheduled to expire on ______________, 20__, which is the last day of the _________full calendar month following the Commencement Date.

4. Contact Person. Tenant’s contact person in the Premises is:

_________________________________

_________________________________

_________________________________

Attention: _________________________

Facsimile: _____.____._______

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, the Lease is and remains in good standing and in full force and effect, and Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

_____________________, a ________________

By:
Name:
Title:

Agreed and accepted:

____________________, a ________________

By:
Name:
Title:

(END OF EXHIBIT “E”)

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

EXHIBIT “F”

FORM OF TENANT ESTOPPEL CERTIFICATE

To:

Re: Commercial Lease Agreement dated ______________________.

Ladies and Gentlemen:

The undersigned (“Tenant”) has executed and entered into that certain Commercial Lease Agreement (the “Lease”) dated _____________, with ____________________________, as landlord (“Landlord”), which Lease is attached hereto as Exhibit “A” and made a part hereof for all purposes, with respect to certain space (the “Premises”) in the building (the “Building”) known as “___________” located at ________________________ (the “Property”).

1.	With respect to the Lease and the above-referenced loan transaction, Tenant certifies as follows:

(a) A true and correct copy of the Lease is attached hereto as Exhibit “A.” The Lease is in full force and effect and has not changed except as indicated on Exhibit “A.”

(b) Tenant occupies and has accepted the Premises, which covers approximately ____________ square feet of rentable area. The Commencement Date of the Term of the Lease is _______________________, and the Lease will terminate on ______________, unless it is sooner terminated or extended as provided for in the Lease.

(c) The Lease represents the entire agreement between Landlord and Tenant relating to the Premises, and specifically, Tenant is not permitted any rent holiday, rental concession, rebate of rent, or other offset or credit against rents except as provided for in the Lease.

(d) Landlord has complied with all of its construction and other obligations under the Lease to this date, and Tenant is fully obligated to pay, and is paying, the rent and other charges due thereunder, and is fully obligated to perform, and is performing, all of the other obligations of Tenant under the Lease without right of counterclaim, offset, or defense except as set forth in the Lease. Tenant has no current claims, counterclaims, offsets, or defenses against Landlord.

(e) Tenant’s current annual Basic Rent is $_ per year, payable in equal monthly installments of $___________. Tenant has made all rent payments and other charges due under the Lease through _____________. To Tenant’s knowledge, neither Landlord nor Tenant is in default in any respect under the Lease, and no condition exists, which with the passage of time or the giving of notice, or both, would constitute a default under the Lease.

(f) There are no actions, whether voluntary or involuntary, pending under the United States Bankruptcy Code in which Tenant is a “debtor” or in which, if Tenant is a partnership or limited liability company, any general partner or manager, respectively, of Tenant is a “debtor.”

(g) Tenant has not made any prepayment of rent or other charges in advance except for the monthly payments for the current month or payment of rent for the next ensuing month. Tenant will not pay rent for more than one month in advance without Lender’s prior written consent.

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

(h) A security deposit has been paid by Tenant with respect to the Lease to Landlord in the amount of $____________.

(i) Tenant does not know of any assignment, hypothecation, or pledge of the Lease or of the rentals thereof, other than an assignment, if any, to Landlord’s existing lender.

2. This instrument shall be binding upon Tenant and its heirs, executors, legal representatives, successors and assigns and shall inure to the benefit of named recipient of this letter.

3. The person executing this instrument on behalf of Tenant is authorized to do so.

4. Tenant acknowledges and agrees that named recipient of this letter may rely on this letter for all purposes.

EXECUTED on _________________, 20___.

TENANT

By:
Name:
Title:

(END OF EXHIBIT “F”)

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

EXHIBIT “G”

GUARANTY

Intentionally Omitted.

(END OF EXHIBIT “G”)

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

EXHIBIT “H”

Intentionally Omitted

(END OF EXHIBIT “H”)

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

EXHIBIT “I”

RENEWAL OPTION

1. Generally. At the end of the Lease Term, provided that Tenant is not and has not at any time during the Lease Term been in default of any of the terms, conditions, or covenants of the Lease beyond any applicable grace or cure period, Tenant (but not any assignee or subtenant of Tenant, except an assignee in connection with a Permitted Transfer), shall have the right, but not the obligation, to renew the Lease Term (an “Extension Term”) for the number and length of terms specified in Article 1. The Extension Term will commence on the day immediately following the then-current Lease Term’s Expiration Date, and upon the same terms and conditions contained in this Lease, subject to the provisions in this Exhibit “I” (the “Renewal Option”). The Renewal Option must be exercised by Tenant with respect to the entire Premises demised in this Lease and not a portion thereof.

2. Base Rent. The Base Rent for each Extension Term will be based on then current prevailing market rental rates for new tenants of properties of equivalent quality, size, utility, and immediate submarket, with the length of the Extension Term and credit standing of the Tenant to be taken into account (the “Market Rate”). In any determination of comparable transactions, consideration will be given to the annual rental rates, tenant improvements, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause (for example, whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), the extent of Tenant’s liability under the lease abatement provisions reflecting free or abated rent, market brokerage commissions, which would be payable by Landlord in similar transactions, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances and other generally applicable conditions of tenancy for such comparable transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in comparable transactions and that Landlord will make and receive the same economic payments and concessions that Landlord would otherwise make and receive in comparable transactions.

3. Notice. If Tenant desires to renew the Lease for a Extension Term, Tenant shall notify Landlord in writing of its intention to renew no earlier than nine (9) Lease Months and no later than six (6) Lease Months prior to the expiration of the then-current Lease Term. Landlord shall, within thirty (30) days of its receipt of such written notice, notify Tenant in writing of the proposed Market Rate for the Extension Term. Tenant will, within thirty (30) days following receipt of the proposed Market Rate, notify Landlord in writing of its acceptance or rejection of the proposed Market Rate. If approved by Tenant in writing within the allotted thirty (30) days, the applicable Market Rate shall be Landlord’s determination of the prevailing market rate, and, within ten (10) business days of such acceptance, the Landlord and Tenant will amend the Lease to reflect the extension of the Lease Term, changes to the Rent, and other relevant terms in accordance with this Exhibit “I”. If Tenant disputes Landlord’s determination of the Market Rate for such extension of the Term, Tenant will deliver notice of such dispute, together with Tenant’s proposed Market Rate, to Landlord within thirty (30) days of Tenant’s receipt of Landlord’s determination. The parties will then attempt in good faith to agree upon the Market Rate for the applicable Extension Term. If they fail to agree within thirty (30) days, then the applicable Renewal Option shall expire and be of no further force and effect. The area with respect to which the Market Rate will be determined will be similar projects in the Submarket identified in Article 1.

(END OF EXHIBIT “I”)

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

EXHIBIT “J”

Intentionally Omitted

(END OF EXHIBIT “J”)

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COMMERCIAL LEASE YERBAE, LLC CANYON VILLAGE – SUITE D-380 EXECUTION

HELLOSIGN

Audit Trail

TITLE	Canyon Village/Yerbae - Lease
FILE NAME	download
DOCUMENT ID	7e7bf74414aaeb5afd537df2257fd10496da8a82
AUDIT TRAIL DATE FORMAT	MM / DD / YYYY
STATUS	• Signed

This document was requested from davidaustinlaw.rallynow.io

Document History

SENT	09 / 30 / 2022 22:12:20 UTC	Sent for signature to Todd Gibson (todd@yerbae.com) and Thomas M. Foley (foley@yhpro.com) from ashley@davidaustinlaw.com IP: 66.188.229.183
VIEWED	10 / 06 / 2022 02:29:46 UTC	Viewed by Todd Gibson (todd@yerbae.com) IP: 174.231.18.146
SIGNED	10 / 06 / 2022 02:30:08 UTC	Signed by Todd Gibson (todd@yerbae.com) IP: 174.231.18.146
VIEWED	10 / 06 / 2022 02:32:57 UTC	Viewed by Thomas M. Foley (foley@yhpro.com) IP: 76.147.110.81
SIGNED	10 / 06 / 2022 02:33:14 UTC	Signed by Thomas M. Foley (foley@yhpro.com) IP: 76.147.110.81
COMPLETED	10 / 06 / 2022 02:33:14 UTC	The document has been completed.

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